Exhibit 10.1

EXECUTION VERSION

$2,000,000,000

TERM LOAN CREDIT AGREEMENT

among

DYNEGY FINANCE IV, INC.,

VARIOUS LENDERS,

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as ADMINISTRATIVE AGENT

Dated as of June 27, 2016

MORGAN STANLEY SENIOR FUNDING, INC., DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA, RBC CAPITAL MARKETS, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. BNP PARIBAS SECURITIES CORP,
CREDIT AGRICOLE CORPORATE AND INVESTMENT
BANK and SUNTRUST ROBINSON HUMPHREY, INC.,
as JOINT LEAD ARRANGERS and JOINT BOOK RUNNERS

i

8.01.	Company Status	31
8.02.	Power and Authority	31
8.03.	No Violation	31
8.04.	Approvals	32
8.05.	Margin Regulations	32
8.06.	Subsidiaries	32
8.07.	Investment Company Act	32
8.08.	Anti-Terrorism Laws; OFAC; FCPA	32

SECTION 9.	Affirmative Covenants	33

9.01.	Existence	33
9.02.	Use of Proceeds	33
9.03.	Escrow Fund Requirements	33
9.04.	Information	33

SECTION 10.	Negative Covenants	34

SECTION 11.	Events of Default and Remedies	34

11.01.	Payments	34
11.02.	Covenants	34
11.03.	Default Under Other Agreements	34
11.04.	Bankruptcy, etc.	35
11.05.	Change of Control	35
11.06.	Escrow Agreement	35

SECTION 12.	The Administrative Agent	35

12.01.	Appointment	35
12.02.	Nature of Duties	36
12.03.	Lack of Reliance on the Administrative Agent	36
12.04.	Certain Rights of the Administrative Agent	37
12.05.	Reliance	37
12.06.	Indemnification	37
12.07.	The Administrative Agent in its Individual Capacity	38
12.08.	Holders	38
12.09.	Resignation by the Administrative Agent	38
12.10.	Collateral Matters	39
12.11.	Delivery of Information	40

SECTION 13.	Miscellaneous	40

13.01.	Payment of Expenses, etc.	40
13.02.	Right of Setoff	42
13.03.	Notices	42
13.04.	Benefit of Agreement; Assignments; Participations	42
13.05.	No Waiver; Remedies Cumulative	45
13.06.	Payments Pro Rata	46
13.07.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	46
13.08.	Counterparts	47
13.09.	Headings Descriptive	47
13.10.	Amendment or Waiver; etc.	47
13.11.	Survival	48

13.12.	Register	48
13.13.	Confidentiality	49
13.14.	No Advisory or Fiduciary Responsibility	50
13.15.	PATRIOT ACT	50
13.16.	[RESERVED]	50
13.17.	Interest Rate Limitation	50
13.18.	Lender Action	50
13.19.	Effectiveness	50
13.20.	Domicile of Loans	51

SCHEDULE 1.01(a)	Lender Addresses
SCHEDULE 1.01(b)	Commitments

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B	Form of Term Note
EXHIBIT C	Form of Incremental Amendment
EXHIBIT D-1	Form of U.S. Tax Compliance Certificate
EXHIBIT D-2	Form of U.S. Tax Compliance Certificate
EXHIBIT D-3	Form of U.S. Tax Compliance Certificate
EXHIBIT D-4	Form of U.S. Tax Compliance Certificate
EXHIBIT E	Form of Escrow Agreement
EXHIBIT F	Form of Assignment and Assumption Agreement

CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (this “Term Loan Credit Agreement”) is entered into as of June 27, 2016, among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, MORGAN STANLEY SENIOR FUNDING, INC. (“Morgan Stanley”), as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”) under the Credit Documents, and each Lender (such term having the meaning assigned in Section 1 hereto) from time to time party hereto.

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount of $2,000,000,000; and

WHEREAS, the Lenders are willing to extend credit to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1.                            Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Act” shall have the meaning provided in Section 8.08.

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement, and shall include any permitted successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control; provided further however that none of the Administrative Agent, any Lender or any of their respective Affiliates shall be considered an Affiliate of the Borrower as a result of this Agreement, the extension of credit hereunder, or its actions in connection herewith or any other Credit Document.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” shall mean the Administrative Agent and any other agent appointed hereunder and each of their respective successors and assigns.

“Agreement” shall mean this Term Loan Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, refinanced or renewed from time to time.

“Applicable Law” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Margin” shall mean a percentage per annum equal to, in the case of Term Loans maintained as (A) Base Rate Loans, 3.00% and (B) LIBOR Loans, 4.00%.

“Approved Fund” shall mean any Fund that is administered, advised or managed by a Lender or an Affiliate of the entity that administers, advises or manages any Fund that is a Lender.

“Arrangers” shall mean, collectively, Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, RBC Capital Markets(1), The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Securities Corp, Credit Agricole Corporate and Investment Bank  and SunTrust Robinson Humphrey, Inc.

“Assignee” shall have the meaning provided in Section 13.04(c)(i).

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit F (appropriately completed).

“Attributable Debt” shall mean, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any Person or Persons that has or have been authorized by the board of directors of the Borrower to deliver such notices pursuant to this Agreement, (ii) delivering financial information and Officer’s Certificates pursuant to this Agreement, the chief executive officer, the president, the chief financial officer, the treasurer, the assistant treasurer, the principal accounting officer or any other person of the Borrower having substantially the same responsibilities as the aforementioned officers, and (iii) any other matter in connection with this Agreement or any other Credit Document, the chief executive officer, chief financial officer, treasurer, the assistant treasurer, general counsel or a responsible financial or accounting officer of the Borrower.

“Bankruptcy Law” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.

“Base Rate” shall mean, at any time, the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time and (iii) the LIBO Rate for a LIBOR Loan denominated in dollars with a one-month interest period commencing on such day plus 1.00% per annum; provided that, notwithstanding the foregoing, in the case of Term Loans which are incurred or maintained as Base Rate Loans, the “Base Rate” shall in no event be less than 2.00% per annum.  For purposes of this definition, the LIBO Rate shall be determined using the LIBO Rate as otherwise determined by the Administrative Agent in accordance with the definition of “LIBO Rate,” except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two (2) Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day,

(1)  RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

the LIBO Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day.  Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such LIBO Rate, respectively.

“Base Rate Loan” shall mean  each Term Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Term Loan from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of LIBOR Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

“Capital Lease Obligations” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(a)                                 in the case of a corporation, corporate stock;

(b)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                                  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” shall mean:

(a)                                 United States Dollars or Euros;

(b)                                 (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case under clauses (i) and (ii) above, having maturities of not more than 12 months from the date of acquisition;

(c)                                  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                                  commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;

(f)                                   readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(g)                                  (i) money market funds that invest primarily in securities described in clauses (a) through (f) of this definition or (ii) short duration liquidity funds with a total weighted average maturity of no more than ninety (90) days that invest primarily in securities having a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, including those described in clauses (a) through (f) of this definition.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, requiring compliance by any Lender (or lending office of such Lender).

“Change of Control” shall mean that, at any time prior to the consummation of the Finance Sub Merger, the Borrower shall cease to be a direct or indirect wholly-owned subsidiary of Parent.

“Closing Date” shall mean the first date that all of the conditions precedent in Section 6 are satisfied or waived in accordance with Section 6, which date is June 27, 2016.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean the proceeds of the Term Loans and other amounts deposited in or credited to the Escrow Account with respect to which any security interests have been granted (or purported to be granted) pursuant to the Escrow Agreement.

“Commitment” shall mean, for each Lender party to this Agreement on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.01(b) directly below the column entitled “Term Loan Commitment,” as the same may from time to time be (x) reduced or terminated pursuant to the terms herein or (y) adjusted as a result of assignments to or from such Lender pursuant hereto.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conversion and Deemed Issuance” shall have the meaning provided in Section 3.

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Term Note (if any) and the Escrow Agreement.

“Credit Event” shall mean the making of any Term Loan.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Delta Acquisition” shall mean the acquisition by the Parent, directly or indirectly from International Power, S.A., of one hundred percent (100%) of the equity interests of the Delta Target.

“Delta Acquisition Agreement” shall mean that certain Stock Purchase Agreement, dated February 24, 2016, among inter alia, Atlas Power Finance, LLC, the indirect domestic Subsidiary of the Parent, and International Power, S.A., (as may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time in accordance with its terms, together with all schedules and exhibits thereto) pursuant to which the Parent, indirectly, will consummate the Delta Acquisition.

“Delta Acquisition Agreement Representations” shall mean such of the representations made by or on behalf of the Delta Target Entities in the Delta Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Parent’s or the Parent’s applicable Affiliate has the right to terminate its obligations under the Delta Acquisition Agreement or refuse to consummate the Delta Acquisition as a result of a breach of such representations in the Delta Acquisition Agreement.

“Delta Acquisition Deadline” shall mean 11:59 p.m., New York City time, on the Termination Date (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016, without regard to any extensions provided for therein) (such date being February 24, 2017).

“Delta Acquisition Escrow Conditions” shall mean (i) the satisfaction (or waiver) of those conditions applicable to the incurrence of Incremental Term Loans (as defined in the Existing Credit Agreement) set forth in clauses (i) and (iii) of Section 2.15(a) of the Existing Credit Agreement (and for the avoidance of doubt, the conditions applicable to the incurrence of Incremental Term Loans set forth in clauses (ii) and (iv) of Section 2.15(a) of the Existing Credit Agreement (and clause (v) of such Section as it relates to such clauses (ii) and (iv)) shall not be Delta Acquisition Escrow Conditions); (ii) the Delta Acquisition Agreement Representations and the Delta Specified Representations shall be true and correct in all material respects; (iii) the Delta Acquisition shall have been, or substantially concurrently with the release of Escrow Funds shall be, consummated substantially in accordance with the terms and conditions of the Delta Acquisition Agreement, but without giving effect to any amendments, waivers or consents thereto by the Parent that are materially adverse to the interests of the Lenders in their respective capacities as such without the consent of the Lenders (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Lenders so long as such decrease is allocated to reduce the Incremental Tranche C Term Loans (as defined in the Incremental Amendment) upon the Conversion and Deemed Issuance and the Equity Financing (as defined in the Delta Acquisition Agreement) on a dollar-for-dollar basis (it being understood and agreed that any decrease in the purchase price due to purchase price adjustments contemplated in the Acquisition Agreement as in effect on February 24, 2016 shall not (i) be materially adverse to the Lenders or (ii) require any reduction of the Incremental Tranche C Term Loans (as defined in the Incremental Amendment) upon the Conversion and Deemed Issuance and the Equity Financing (as defined in the Delta Acquisition Agreement)), (b) any increase in the purchase price shall not be materially adverse to the Lenders so long as such increase is funded by amounts available to the Parent to fund such increase (it being understood and agreed that any increase in the purchase price due to purchase price adjustments contemplated in the Delta Acquisition Agreement as in effect on February 24, 2016 shall not be materially adverse to the Lenders), (c) the granting of any consent under the Delta Acquisition Agreement that is not materially adverse to the interests of the Lenders shall not otherwise constitute an amendment or waiver and (d) any amendment, amendment and restatement of, or other waiver or consent to, the Delta Acquisition Agreement to (i) reflect Dynegy Inc. as the sole “Sponsor” thereunder and related changes to reflect Dynegy Inc. as providing all of the Equity Financing contemplated (and as defined) therein (with no reduction to the aggregate amount thereof) and/or (ii) reflect the Incremental Tranche B Revolver Increase and the Incremental Tranche C Term Loans (in each case, as defined in the Incremental Amendment) or the Term Loans as the Debt Financing (as defined in the Delta Acquisition Agreement) thereunder, in each case shall not be materially adverse to the Lenders); (iv) the Delta Refinancing shall have occurred; (v) except as set forth on Schedule 5.7 to the Delta Acquisition Agreement as in effect on February 24, 2016, since December 31, 2015, there has not been any event, change, occurrence or circumstance that has had, or would reasonably be expected to result in, a Delta Acquisition Funding Date Material Adverse Effect; (vi) the Lenders shall have received (a) the audited consolidated balance sheets of the Delta Target, as of and for the years ended December 31, 2013, 2014 and 2015 and the audited consolidated statements of income, cash flows and shareholder’s equity for the twelve-month periods ended December 31, 2013, 2014 and 2015, (b) unaudited consolidated balance sheets and related statements of income and cash flows of the Delta Target for each fiscal quarter (except the fourth fiscal quarter of any fiscal year) commencing with the fiscal quarter ending March 31, 2016 and ended at least 45 days prior to the Delta Escrow Release Date and (c) a pro forma consolidated balance sheet and related pro forma statement of income of the Parent as of the last day of and for the most recently completed four fiscal quarter period ended at least 45 days prior to the Delta Escrow Release Date for which financial statements were required to be delivered pursuant to preceding clause (b), prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being agreed that the filing by the Parent with the SEC of the pro forma financial statements contained in the Form 8K filed by Dynegy Inc. in connection with the Transaction satisfy this clause (c) for all purposes hereof); and (vii) all fees required to be paid in connection with the Incremental Amendment shall have been paid (to the extent an invoice therefor is received by at least two business days prior to the Delta Escrow Release Date (or, if earlier, the Closing Date)).  All other conditions to Credit Events in the Existing Credit Agreement shall be, and hereby are, irrevocably waived by the Lenders (on their own behalf and on behalf of their successors and assigns).

“Delta Acquisition Funding Date Material Adverse Effect” shall mean a Material Adverse Effect (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016).

“Delta Escrow Release Date” shall mean that date, occurring on or prior to the Delta Acquisition Deadline, upon which the Escrow Agent receives an officer’s certificate of the Parent or the Borrower certifying that the Delta Acquisition Escrow Conditions have been satisfied.

“Delta Refinancing” shall mean the repayment, redemption, defeasance, discharged, refinancing or termination (including by way of provision of the irrevocable notice for the repayment or redemption thereof) of existing third party debt for borrowed money of the Delta Target Entities and all security and guarantees in respect thereof released and discharged except to the extent permitted to remain outstanding pursuant to the terms of the Delta Acquisition Agreement.

“Delta Special Mandatory Prepayment Event” shall have the meaning provided in Section 5.02(a).

“Delta Specified Representations” shall mean the representations and warranties set forth in the Existing Credit Agreement made with respect to the Parent and the Guarantors (as defined therein) relating to: organizational existence; organizational power and authority (as it relates to due authorization, execution and delivery of the Incremental Amendment); due authorization, execution and delivery of the Incremental Amendment, and enforceability, in each case, as it relates to entering into and performance under the Incremental Amendment; solvency on the Delta Escrow Release Date (after giving effect to the Transaction) of the Parent and its subsidiaries taken as a whole; no conflicts of the Incremental Amendment with charter documents; Federal Reserve margin regulations; the Investment Company Act of 1940, as amended; the Act; the U.S. Department of Treasury’s Office of Foreign Assets Control regulation; the Foreign Corrupt Practices Act (Pub. L. 95-213 (signed into law December 19, 1977)); and, subject to the Limited Conditionality Provision (as defined in the Incremental Amendment), the validity and perfection of security interests of the Collateral Trustee party to the Existing Credit Agreement with respect to the collateral to be acquired on the Delta Escrow Release Date pursuant to the Transaction (subject to security interests and liens permitted under the Existing Credit Agreement).

“Delta Target” shall mean GDF Suez Energy North America, Inc.

“Delta Target Entities” shall mean collectively, GDF Suez Energy North America, Inc. and its subsidiaries to be acquired pursuant to the Delta Acquisition Agreement.

“Disqualified Institutions” shall mean  those Persons that are competitors of the Parent and its Subsidiaries (or reasonably known Affiliates of any such competitors) that are specified from time to time by the Parent in writing to the Administrative Agent.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Effective Date” shall have the meaning provided in Section 13.19.

“Effective Yield” shall mean the effective yield on the Term Loans as reasonably determined by the Administrative Agent (consistent with generally accepted financial practices), taking into account the applicable interest rate margins (but not any fluctuations in the LIBO Rate), any interest rate floors by equating the excess amount of any such floor to interest margin, and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) the life of such loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such loans, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (ii) any customary consent fees paid generally to consenting Lenders.

“Eligible Escrow Investment”

(1)                                 investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act, and rated “AAAm” or “AAAm-G” or better by S&P and “Aaa,” “Aa1” or “Aa2” by Moody’s, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian; and

(2)                                 deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage (at least through the Delta Acquisition Deadline).

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in commercial loans in the ordinary course of business or any other “accredited investor” (as defined in Regulation D of the Securities Act) (other than a natural person) but in any event excluding (i) the Borrower, and (ii) Disqualified Institutions.

“Environmental Law” shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment, human health or safety (as such relates to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Escrow Account” shall mean the “Escrow Account” under, and as defined in, the Escrow Agreement.

“Escrow Agent” shall mean Wilmington Trust, National Association in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement” shall mean an Escrow Agreement, substantially in the form of Exhibit E, between the Borrower, the Administrative Agent and the Escrow Agent.

“Escrow Funds” shall mean all funds on deposit from time to time in the Escrow Account, including without limitation all Eligible Escrow Investments from time to time made with the proceeds thereof as permitted by the Escrow Agreement.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Taxes” shall mean with respect to any Lender or Agent (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed on it, by a jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or Agent, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) Taxes attributable to such Lender or Agent’s failure to comply with Section 5.04(f), (c) any U.S. federal withholding Taxes that are imposed by reason of FATCA, and (d) any U.S. federal withholding Tax that is imposed on amounts payable to a Lender or Agent at the time such Lender or Agent becomes a party to this Agreement (or designates a new lending office), except to the extent that (i) such Lender or Agent (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.04(a) or (ii) such withholding Taxes are a result of a Change in Law after such Lender or Agent became a party to this Agreement (or changed its lending office).

“Existing Credit Agreement” means that certain credit agreement, dated as of April 23, 2013, between the Parent, the lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch as administrative agent and the other agents and arrangers from time to time party thereto, as amended, modified, amended and restated, and supplemented from time to time.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%).

“Finance Sub Merger” shall mean the merger of the Borrower with and into the Parent on the Delta Escrow Release Date.

“Foreign Agent” shall mean an Agent that is not a U.S. Person.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Closing Date (as defined in the Existing Credit Agreement), then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Closing Date (as defined in the Existing Credit Agreement).

“Governmental Authority” shall mean any nation or government, or any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including Electric Reliability Council of Texas.

“Granting Lender” shall have the meaning provided in Section 13.04(g).

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under:

(a)                                 currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or

(b)                                 (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Incremental Amendment” shall mean the Third Amendment to Credit Agreement in substantially the form of Exhibit C, as same may be modified at the request of the Parent so long as such modifications are reasonably satisfactory to the Administrative Agent.

“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (e) below), whether or not contingent:

(a)                                 in respect of borrowed money;

(b)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)                                  in respect of banker’s acceptances;

(d)                                 representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e)                                  representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(f)                                   representing the net amount owing under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Lenders” shall mean the Lenders set forth on Schedule 1.01(b) as of the Closing Date.

“Interest Determination Date” shall mean, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan.

“Interest Period” shall have the meaning provided in Section 2.09.

“IRS” shall mean the U.S. Internal Revenue Service.

“Lender” shall mean each financial institution listed on Schedule 1.01(a), as well as any Person that becomes a “Lender” hereunder.

“LIBO Rate” shall mean, with respect to any Borrowing of LIBOR Loans for any Interest Period, (i) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum (rounded upwards to the next 1/100th of 1.00%) determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by Applicable Law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, notwithstanding the foregoing, the “LIBO Rate” shall in no event be less than 1.00% per annum.

“LIBOR Loan” shall mean each Term Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement) and any preference or priority having the effect of security, and any lease having substantially the same effect as any of the foregoing.

“Loan Participant” shall mean any Person who participates in the Term Loans pursuant to Section 13.04; provided that only Eligible Transferees may be Loan Participants.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any event or circumstance which has had a material adverse effect on the ability of the Borrower to perform its payment obligations under the Credit Documents.

“Material Indebtedness” shall have the meaning provided in Section 11.03.

“Maturity Date” shall mean the date occurring 7 years after the Closing Date; provided that (x) if a Delta Special Mandatory Prepayment Event occurs, the Maturity Date shall instead be the date of such occurrence and (y) in circumstances contemplated by Section 3, the Term Loans shall be converted into Incremental Term Loans pursuant in the Existing Credit Agreement which shall mature 7 years after the Delta Escrow Release Date.

“Maximum Rate” shall have the meaning provided in Section 13.17.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc., together with its successors.

“Morgan Stanley” shall have the meaning provided in the preamble hereto.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Notice of Borrowing” shall have the meaning provided in Section 2.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice Office” shall mean the office of the Administrative Agent located at 1585 Broadway, New York, New York 10036 or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean all amounts owing by the Borrower to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Borrower, whether or not allowed in such case or proceeding).

“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall include: (a) a statement that each of the Officers making such certificate has read the applicable covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based, (c) a statement that, in the opinion of each such Officer, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the applicable covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of each such Officer, the applicable condition or covenant has been complied with.

“Other Connection Taxes” shall mean with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising solely from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

“Parent” shall mean Dynegy Inc.

“Parent Incremental Term Loans” shall have the meaning provided in Section 4.03.

“Participant Register” shall have the meaning provided in Section 13.04(h).

“Payment Office” shall mean the office of the Administrative Agent that is provided in writing to the other parties hereto by the Administrative Agent at times that payments are due.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Prime Lending Rate” shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes.  The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December occurring after the Closing Date.

“Register” shall have the meaning provided in Section 13.12.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

“Repricing Event” shall mean (a) the incurrence by the Borrower of any Indebtedness that is marketed or syndicated to banks and other institutional lenders in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the applicable Effective Yield for the Term Loans of the respective Type and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole, the outstanding principal of the Term Loans or (b) any effective reduction in the Effective Yield of the Term Loans (e.g., by way of amendment or waiver).

“Required Lenders” shall mean, at any time, Lenders the sum of whose outstanding Term Loans at such time represents at least a majority of the sum of all outstanding Term Loans of Lenders in effect at such time.

“S&P” shall mean S&P Global Ratings or any successor thereto.

“SEC” shall mean the Securities Exchange Commission or any successor thereto.

“Secured Parties” shall mean the Agents and the Lenders.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPC” shall have the meaning provided in Section 13.04(g).

“Specified Default” shall mean a Default or an Event of Default arising under Section 11.01 or 11.04.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” shall mean, with respect to any specified Person:  (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Benefit” shall have the meaning provided in Section 5.04(g).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans” shall have the meaning provided in Section 2.01.

“Term Note” shall have the meaning provided in Section 2.05(a).

“Threshold Amount” shall mean $50,000,000.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Trading with the Enemy Act” shall have the meaning provided in Section 8.08.

“Transaction” shall mean, collectively, (i) the execution, delivery and performance by the Borrower of the Credit Documents to which it is a party, the incurrence of Term Loans on the Closing Date and the use of proceeds thereof, (ii) the Parent obtaining the Incremental Tranche B Increase (as defined in the Incremental Amendment), (iii) the consummation of the Delta Acquisition, (iv) the Delta Refinancing and (v) the payment of all fees and expenses in connection with the foregoing (the “Transaction Expenses”).

“Transaction Expenses” shall have the meaning provided in the definition of “Transaction.”

“Type” shall mean the type of Term Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a LIBOR Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“United States” and “U.S.” shall each mean the United States of America.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.04(f).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

1.01.                     Other Definitional Provisions, etc.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)                                 As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (ii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Equity Interests, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s permitted successors and assigns and (B) to the Borrower shall be construed to include the Borrower as debtor and debtor-in-possession and any receiver or trustee for the Borrower in any insolvency or liquidation proceeding, (vi) all references to “knowledge” of the Borrower means the actual knowledge of an Authorized Officer responsible for monitoring compliance with the Credit Documents, (vii) references to “the best of an officer’s knowledge” or similar phrases referring to “best knowledge” of an officer shall be interpreted to mean that such officer has made such diligent investigation or inquiry as would be customary and prudent for such officer to make in the reasonable judgment of such officer in the context of the applicable circumstances and (viii) all references to any Governmental Authority, shall include any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(c)                                  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)                                  Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents) and all other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, modifications, refinancings, renewals, replacements and restructurings are permitted by the Credit Documents; and (b) references to any law (including by succession of comparable successor laws) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

(f)                                   All certifications to be made hereunder by an officer or representative of the Borrower shall be made by such Person in his or her capacity solely as an officer or a representative of the Borrower, on the Borrower’s behalf and not in such Person’s individual capacity

1.02.                     Accounting Terms.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.  Notwithstanding any other provision contained herein, any lease that is treated as an operating lease for purposes of GAAP as of the date hereof shall not be treated as Indebtedness or as a Capital Lease Obligation and shall continue to be treated as an operating lease (and any future lease, if it were in effect on the date hereof, that would be treated as an operating lease for purposes of GAAP as of the date hereof shall be treated as an operating lease), in each case for purposes of this Agreement, notwithstanding any actual or proposed change in or application of GAAP after the date hereof.

1.03.                     Rounding.  Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

1.04.                     Times of Day.  Unless specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

1.05.                     Timing of Payment of Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance (including delivery of any documents or notices) required on a day which is not a Business Day, the date of such payment (other than as specified otherwise herein) or performance shall extend to the immediately succeeding Business Day and such extension shall be reflected in the computation of interest or fees, as the case may be.

1.06.                     Interest Rate Calculations.  All computations of interest hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring the period for which such interest is payable.

SECTION 2.                            Amount and Terms of Credit.

2.01.                     The Commitments.  Subject to and upon the terms and conditions set forth herein, each Lender with a Commitment severally agrees to make a term loan or term loans (each, a “Term Loan” and, collectively, the “Term Loans”) to the Borrower, which Term Loans (i) shall be incurred pursuant to a single drawing on the Closing Date, (ii) shall be denominated in Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that except as otherwise specifically provided in Section 2.10(b), all Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Commitment of such Lender on the Closing Date.  Once repaid, Term Loans incurred hereunder may not be reborrowed.

2.02.                     Maximum Number of Borrowings.  More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than one (1) Borrowing of LIBOR Loans in the aggregate for all Term Loans.

2.03.                     Notice of Borrowing.  (a)  On or before the Closing Date, the Borrower shall give the Administrative Agent at the Notice Office notice of the Term Loans to be incurred hereunder; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 p.m. on such day.  Such notice (the “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, substantially in the form of Exhibit A-1, appropriately completed to specify:  (i) the aggregate principal amount of the Term Loans to be incurred pursuant to such Borrowing, (ii) the Closing Date and (iii) whether the Term Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto.  The Administrative Agent shall promptly give each Lender which is required to make Term Loans specified in the Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)                                 [Reserved].

(c)                                  Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Term Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation.  In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing or prepayment of Term Loans, as the case may be, absent manifest error, gross negligence, bad faith or willful misconduct.

2.04.                     Disbursement of Funds.  No later than 2:00 p.m. on the Closing Date, each Lender with a Commitment will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on the Closing Date.  All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office, or to such other account as the Borrower may specify in writing to the Administrative Agent, the aggregate of the amounts so made available by the Lenders.  Unless the Administrative Agent shall have been notified by any Lender prior to the date of

Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on written demand from such Lender.  The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Term Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Term Loans hereunder.

2.05.                     Term Notes.  (a)  The Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.12 and shall, if requested by such Lender, also be evidenced if requested by any applicable Lender, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Term Note” and, collectively, the “Term Notes”).

(b)                                 Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and prior to any transfer of any of its Term Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby.  Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Term Loans.

(c)                                  Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, the Borrower shall only be required to deliver Term Notes to Lenders promptly following request for the delivery of such Term Notes.  No failure of any Lender to request or obtain a Term Note evidencing its Term Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Term Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents.  Any Lender which does not have a Term Note evidencing its outstanding Term Loans shall in any event be required to make the notations otherwise described in preceding clause (b).

2.06.                     Conversions.  The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least $1,000,000 of the outstanding principal amount of Term Loans made pursuant to one or more Borrowings of one or more Types of Term Loans into a Borrowing of another Type of Term Loan; provided that, (i) except as otherwise provided in Section 2.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Term Loans being converted unless the Borrower pays any amounts due under Section 2.11 and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into LIBOR Loans if any Event of Default exists pursuant to Section 11.04 on the date of conversion, (iii) if any Event of Default (other than as referred to in preceding clause

(ii)) is in existence on the date of the proposed conversion of a LIBOR Loan, (x) Base Rate Loans may not be converted into LIBOR Loans if the Administrative Agent or the Required Lenders have notified the Borrower that conversions will not be permitted during the existence of such Event of Default and (y) in the absence of the notification referred to in preceding clause (x), Base Rate Loans may only be converted into LIBOR Loans with an Interest Period of one (1) month and (iv) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of LIBOR Loans than is permitted under Section 2.02.  Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 p.m. at least (x) in the case of conversions of Base Rate Loans into LIBOR Loans, three (3) Business Days’ prior notice and (y) in the case of conversions of LIBOR Loans into Base Rate Loans, one (1) Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case substantially in the form of Exhibit A-2, appropriately completed to specify the Term Loans to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into LIBOR Loans, the Interest Period to be initially applicable thereto.  The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

2.07.                     Pro Rata Borrowings.  All Borrowings of Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments.  It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder and that each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

2.08.                     Interest.  (a)  The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

(b)                                 The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBO Rate for such Interest Period.

(c)                                  Upon the occurrence and during the continuance of any Event of Default under Sections 11.01 or 11.04, overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan shall, in each case, bear interest at a rate per annum equal to the rate which is 2.00% in excess of the rate then borne by such Term Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2.00% in excess of the rate applicable to Term Loans that are maintained as Base Rate Loans from time to time.

(d)                                 Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, and (y) at maturity (whether by acceleration or otherwise) and, after such maturity, on written demand, and (ii) in respect of each LIBOR Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid) at maturity (whether by acceleration or otherwise) and, after such maturity, on written demand.

(e)                                  Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate for each Interest Period applicable to the respective LIBOR Loans and shall promptly notify the Borrower and the Lenders thereof.  Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

2.09.                     Interest Periods. At the time the Borrower gives the Notice of Borrowing or any Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 2:00 p.m. on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be (x) a one month period or (y) if agreed by the Administrative Agent in its sole discretion, such other period not to exceed one-month; provided that (in each case):

(i)                                     all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)                                  the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)                               if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

(iv)                              if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

If by 11:00 a.m. on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected to continue such LIBOR Loans as LIBOR Loans with an Interest Period of one (1) month effective as of the expiration date of such current Interest Period; provided that if the Borrower is not permitted to elect a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

2.10.                     Increased Costs, Illegality, etc.  (a)  In the event that any Lender (or with respect to clause (iv), any Lender or Agent) shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent) after the Closing Date:

(i)                                     on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBO Rate”; or

(ii)                                  at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan (other than with respect to Taxes) because of (x) any change since the Effective Date in any Applicable Law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBO Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the London interbank market or the position of such Lender in such market (including that the LIBO Rate with respect to such LIBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such LIBOR Loan); or

(iii)                               at any time, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, or (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law); or

(iv)                              at any time, that any Change in Law shall subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on any LIBOR Loan;

then, and in any such event, such Lender or Agent, as applicable (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) and clause (ii) above, as applicable, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders).  Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and the Notice of Borrowing or any Notice of Conversion/Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower (or if requested by Borrower, deemed a request for Base Rate Loans), (y) in the case of clause (ii) and clause (iv) above, the Borrower agrees, subject to the provisions of Section 2.11(b) (to the extent applicable), to pay to such Lender or Agent, as applicable, promptly following such Lender’s or Agent’s written request (including documentation reasonably supporting such request) therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender or Agent in its reasonable discretion (in accordance with generally accepted financial practices) shall determine) as shall be required to compensate such Lender or Agent for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender or Agent, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender or Agent shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)                                 At any time that any LIBOR Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may, and in the case of a LIBOR Loan affected by the circumstances described in Section 2.10(a)(iii), the Borrower shall, either (x) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) (or convert such request to a Base Rate Loan) or (iii) or (y) if the affected LIBOR Loan is then outstanding, upon at least three (3) Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan; provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

(c)                                  If at any time after the Closing Date, the introduction of or any change in any Applicable Law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall (i) impose, modify or make applicable any reserve, deposit, capital adequacy or liquidity or similar requirement against such Lender’s Commitments hereunder or its obligations hereunder, or against  any corporation controlling such Lender based on the existence of such Lender’s Commitments or other obligations hereunder, (ii) impose on any Lender any other conditions relating, directly or indirectly, to this Agreement or any Term Loan, Commitment or other obligation hereunder, or (iii) subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on any Term Loan, Commitment or other obligation hereunder, and the result of any of the foregoing is to increase the cost to any Lender or such other corporation or any Agent of making, maintaining or participating in any Term Loan, Commitment or other obligation hereunder, or reduce the amount of any sum received or receivable by any Lender or such other corporation hereunder or reduce the rate of return on its capital or liquidity with respect to Term Loans, Commitments or other obligations, then within fifteen (15) Business Days after receipt of the certificate referred to below by Borrower from any Lender or any Agent (a copy of which certificate shall be sent by any such Lender to the Administrative Agent), the Borrower, subject to the provisions of Section 2.11(b) (to the extent applicable), agrees to pay to such Lender or such Agent such additional amount or amounts as will compensate such Lender or such other corporation or such Agent for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital or liquidity.  In determining such additional amounts, each Lender or Agent will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and customary; provided that such Lender’s or Agent’s determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.  Each Lender or Agent, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice  thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Lender or such Agent (a copy of which certificate shall be sent by such Lender to the Administrative Agent), setting forth in reasonable detail the basis for calculation of such additional amounts.

(d)                                 Notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall in each case be deemed to be a change after the Closing Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.10).

2.11.                     Compensation.  (a) The Borrower agrees to compensate each Lender, promptly following its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding loss of anticipated profits) which such Lender may sustain:  (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in the Notice of Borrowing or a Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Term Loans pursuant to Section 11) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay LIBOR Loans when required by the terms of this Agreement or any Term Note held by such Lender or (y) any election made pursuant to Section 2.10(b).

(b)                                 Notwithstanding anything to the contrary contained herein, with respect to any Lender’s claim for compensation under Section 2.10 or 5.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.12.                     Change of Lending Office.  Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c) or (d) or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, will use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section.  Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.10, 2.11 and 5.04.

2.13.                     Replacement of Lenders.  (a) Upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), (iii) or (iv), Section 2.10(c) or (d) or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, or (b) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement as contemplated by the second or third proviso to Section 13.10(a), in each case, which has been approved by the Required Lenders, the Borrower shall have the right, in accordance with Section 13.04(c), if no Event of Default then exists or would exist after giving effect to such replacement, to (i) replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees (collectively, the “Replacement Lender”) in the case of a replacement where the consent of the respective Lender is required with respect to less than all of its Term Loans or Commitments, to replace the Commitments and/or outstanding Term Loans of such Lender where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Term Loans provided by the Replacement Lender or (ii) repay all Obligations (other than contingent obligations not then due and payable) of the Borrower owing to such Lender relating to the Term Loans held by such Lender as of such termination date; provided that:

(b)                                 at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(c) (and with all fees payable pursuant to said Section 13.04(c) to be paid by the Replacement Lender and/or the Replaced Lender  (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Term Loans (or, in the case of the replacement of only the outstanding Term Loans, the outstanding Term Loans of the respective Lender) of, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of the principal of, and all accrued interest on, all outstanding Term Loans of the respective Replaced Lender with respect to which such Replaced Lender is being replaced; and

(c)                                  all obligations of the Borrower then owing to the Replaced Lender (other than those (i) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11(a) or (ii) relating to any Term Loans of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04.  Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.12 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Term Note or Term Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such Replaced Lender to the extent contemplated herein.  In the case of the substitution of a Lender pursuant to this Section 2.13, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption Agreement and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the Replacement Lender executed and delivers such Assignment and Assumption Agreement and/or such other documentation and (y) the date as of which all obligations of the Borrower required to be paid to the Replaced Lender pursuant to this Section 2.13, then the Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption Agreement and/or such other documentation as of such date and the Administrative Agent and the Borrower shall each be entitled (but not obligated) to execute and deliver such Assignment and Assumption Agreement and/or such other documentation on behalf of such Replaced Lender.

SECTION 3.                            Conversion and Deemed Issuance.

Upon the occurrence of the Delta Escrow Release Date, the Lenders hereby irrevocably agree that the outstanding principal amount of Term Loans (i.e., the original principal amount of Term Loans less all voluntary and mandatory prepayments previously made with respect thereto pursuant to Sections 5.01 and 5.02) shall be automatically converted into Incremental Term Loans of the Parent which shall be deemed issued under, and outstanding pursuant to, the Existing Credit Agreement (the “Conversion and Deemed Issuance”) pursuant to the Incremental Amendment. In connection with, and in order to effect, the Conversion and Deemed Issuance, each Lender (for itself and its successors and assigns) hereby irrevocably agrees, to the execution of, and hereby irrevocably authorizes the Initial Lenders to execute, the Incremental Amendment and hereby irrevocably directs the Initial Lenders to do so upon the occurrence of the Effective Date.  Each Lender (for itself and its successors and assigns) hereby agrees that the only conditions to the effectiveness of the Conversion and Deemed Issuance shall be the occurrence of the Delta Escrow Release Date, and hereby irrevocably waives any other conditions to the Conversion and Deemed Issuance or related deemed incurrence of Incremental Term Loans pursuant to the Existing Credit Agreement.

Upon the effectiveness of the Conversion and Deemed Issuance, and without any further action, this Agreement and the other Credit Documents shall automatically and without further action by any Person (a) cease to be of force or effect and (b) be superseded by the provisions of the Existing Credit Agreement as amended by the Incremental Amendment; provided that all indemnification obligations under this Agreement and the other Credit Documents shall survive with respect to actions taken or occurring prior to the Conversion and Deemed Issuance, which obligations, shall be assumed by the Parent.

SECTION 4.                            Reductions of Commitments; Repricing Event; MFN Protection.

4.01.                     Mandatory Reduction of Commitments.  The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Term Loans on such date).

4.02.                     Repricing Event.  If any Repricing Event in respect of the Term Loans occurs after the Closing Date but prior to the Delta Escrow Release Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender (including any Lender which is replaced pursuant to Section 2.13 as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Term Loans subject to such Repricing Event.  All such fees payable hereunder shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.

4.03.                     MFN Protection.  In the event the Parent or its Subsidiaries enters into an Incremental Amendment (as defined in the Existing Credit Agreement) providing for a new tranche of Incremental Term Loans (as defined in the Existing Credit Agreement, the “Parent Incremental Term Loans”) following the Closing Date, and which new tranche of Parent Incremental Term Loans is pari passu in right of payment and security to the Incremental Term Loans (as defined in the Existing Credit Agreement) provided for under the Third Amendment, the Effective Yield for the Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield (as defined in the Existing Credit Agreement) of such Parent Incremental Term Loans minus 0.50%.

SECTION 5.                            Prepayments; Payments; Taxes.

5.01.                     Voluntary Prepayments; Application of Escrow Funds Thereto.  The Borrower shall have the right to prepay the Term Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:  (i) the Borrower shall give the Administrative Agent prior to 12:00 noon at the Notice Office prior written notice (x) on the same Business Day (or telephonic notice promptly confirmed in writing) in the case of Base Rate Loans and (y) at least one (1) Business Day prior in the case of LIBOR Loans (or such shorter period as agreed by the Administrative Agent in its reasonable discretion), of its intent to prepay any Term Loans, which notice (in each case) shall specify whether Term Loans shall be prepaid, the amount of such prepayment and the Types of Term Loans to be prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made, and which notice the Administrative Agent shall promptly transmit to each of the Lenders; provided that a notice of prepayment under this Section 5.01(i) may state that such notice is conditional upon the effectiveness of one or more specified events in which case such notice of prepayment may be rescinded by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01 shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is reasonably acceptable to the Administrative Agent in any given case); and (iii) each prepayment pursuant to this Section 5.01 in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. At the time the Borrower gives any notice of prepayment pursuant to this Section 5.01, it shall be permitted to direct the Escrow Agent to use Escrow Funds to make the respective voluntary prepayment (and to pay accrued but unpaid interest thereon and any other amounts owing with respect thereto, which the Escrow Agent shall do unless, after giving the effect thereto, the remaining Escrow Funds would be less than the aggregate principal amount of Term Loans which would remain outstanding after giving effect to such prepayment).

5.02.                     Mandatory Repayments.  (a)  The Borrower shall repay in full all outstanding Term Loans, in each case if the Delta Escrow Release Date has not therefore occurred, (1) on the Business Day after Delta Acquisition Deadline, (2) one Business Day after Parent notifies the Escrow Agent in writing that (a) Parent has determined that the Delta Acquisition will not be consummated on or before the Delta Acquisition Deadline or (b) the date of the termination of the Delta Acquisition Agreement by the Parent or with the written consent of the Parent, in each case prior to the closing of the Delta Acquisition or (3) on the Business Day that the Delta Acquisition has closed without the use of the Term Loans (each such event referred to in clause (1), (2) or (3) above, a “Delta Special Mandatory Prepayment Event”).

(b)                                 The amount of each principal repayment of Term Loans made as required by Section 5.02(d), shall, subject to the provisions of the following clause (c), be applied to the Term Loans on a pro rata basis in accordance with the relevant outstanding principal amounts thereof.

(c)                                  With respect to each partial repayment of Term Loans required by this Section 5.02, the Borrower may designate the Types of Term Loans which are to be repaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such LIBOR Loans were made; provided that each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans.  In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but not an obligation, to minimize breakage cost owing under Section 2.11.

(d)                                 The Borrower shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 5.02(d), at least one (1) Business Day prior to the date of such repayment.  Each such notice shall specify the date of such repayment and provide a reasonably detailed calculation of the amount of such repayment.  The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of any repayment.

5.03.                     Application of Escrow Funds.  The Administrative Agent shall apply the proceeds of all Escrow Funds received pursuant to the Escrow Agreement to all payments of principal, interest and other amounts owing hereunder, in each case unless otherwise specifically provided herein.  All Escrow Funds in the Escrow Account on the Delta Escrow Release Date will be released to the Parent on the Delta Escrow Release Date. Following any repayment in full of the Term Loans prior to the occurrence of the Delta Escrow Release Date, all Escrow Funds remaining in the Escrow Account or paid to the Administrative Agent for distribution to the Secured Parties after the payment in full of all principal, interest and other amounts then due and payable hereunder shall be returned by the Escrow Agent or the Administrative Agent, as applicable to the Borrower.

5.04.                     Taxes.  (a)  Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.04) the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                                  The Borrower shall indemnify each Lender or Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04) payable or paid by such Lender or Agent, as applicable, or required to be withheld or deducted from a payment to such Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or Agent, shall be conclusive absent manifest error.

(d)                                 Each Lender shall severally indemnify any Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified such Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.04(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by such Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes such Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by such Agent to the Lender from any other source against any amount due to such Agent under this paragraph (d).

(e)                                  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.04, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                   (i) Any Lender or Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.04(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender or Agent’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender or Agent that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and

(B)                               any Foreign Lender or Foreign Agent shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Foreign Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(a)                                 in the case of a Foreign Lender or Foreign Agent claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(b)                                 executed originals of IRS Form W-8ECI;

(c)                                  in the case of a Foreign Lender or Foreign Agent claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender or Foreign Agent is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(d)                                 to the extent a Foreign Lender or Foreign Agent is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender or Foreign Agent is a partnership and one or more direct or indirect partners of such Foreign Lender or Foreign Agent are claiming the portfolio interest exemption, such Foreign Lender or

Foreign Agent may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender or Foreign Agent shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Foreign Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender or Agent under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or such Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender or Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  If any Lender or Agent and such Lender or Agent determines in its sole discretion exercised in good faith that it has actually received or realized in connection therewith any refund of Tax or Other Tax with respect to which the Borrower has paid additional amounts pursuant to this Section 5.04 (a “Tax Benefit”), such Lender or Agent shall pay to the Borrower an amount that such Lender or Agent shall, in its reasonable discretion exercised in good faith, determines is equal to the net benefit, after tax and without interest, which was obtained by such Lender or Agent in such year as a consequence of such Tax Benefit; provided that the Borrower shall repay to such Lender or Agent the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender or Agent is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender or the Agent be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Lender or Agent in a less favorable net after-Tax position than the Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any Lender or Agent to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

5.05.                     Method and Place of Payment.  Except as otherwise specifically provided herein, all payments under this Agreement and under any Term Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 p.m. on the date when due and shall be made in Dollars in immediately available funds at the Payment Office.  Whenever any payment to be made hereunder or under any Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

SECTION 6.                            Conditions Precedent to Credit Events on the Closing Date.  The obligation of each Lender to make Term Loans on the Closing Date, is subject at the time of the making of such Term Loans to the satisfaction (or waiver) of the following conditions:

6.01.                     Closing Date; Term Notes.  On or prior to the Closing Date, (i) the Effective Date shall have occurred as provided in Section 13.19 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same at least five (5) Business Days prior to the Closing Date the appropriate Term Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

6.02.                     Opinion of Counsel.  On the Closing Date, the Administrative Agent shall have received from White & Case LLP, New York counsel to the Borrower, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date.

6.03.                     Company Documents; Proceedings; etc.  (a)  On the Closing Date, the Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date, signed by an Authorized Officer of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of the Borrower and the resolutions of the Borrower referred to in such certificate,  and an incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the Borrower, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

(b)                                 On the Closing Date, the Administrative Agent shall have received a good standing certificate from the jurisdiction of organization and bring down telegrams, electronic PDFs or facsimiles, if any, for the Borrower which the Administrative Agent reasonably may have requested, certified by proper Governmental Authorities or, with respect to any such bring down telegrams, electronic PDFs or facsimiles, service companies.

6.04.                     Notice of Borrowing(a)                    .  The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).

6.05.                     Escrow Agreement. On the Closing Date, the Escrow Agreement shall have been duly executed and delivered by the Borrower, and shall be in full force and effect and the proceeds of the

Term Loans incurred on the Closing Date shall be deposited in the Escrow Account. In addition, the Borrower shall have delivered (or caused to be delivered) to the Escrow Agent for deposit into the Escrow Account funds in the amount required on the Closing Date pursuant to Section 9.03.

6.06.                     PATRIOT ACT.  The Administrative Agent shall have received, at least three (3) days prior to the Closing Date, all documentation and other information about the Borrower required under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) days prior to the Closing Date.

6.07.                     Representations and Warranties.  The representations and warranties shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

In determining the satisfaction of the conditions specified in this Section 6, to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the Closing Date that the respective item or matter does not meet its satisfaction.

SECTION 7.                            [RESERVED].

SECTION 8.                            Representations and Warranties.

In order to induce the Lenders to enter into this Agreement and to make the Term Loans the Borrower makes the following representations and warranties.

8.01.                     Company Status.  The Borrower (i) is a duly organized and validly existing Company in good standing (or existing, as applicable) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own or lease its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except in the case of clauses (ii) and (iii), for failures which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.02.                     Power and Authority; Due Authorization, Execution and Delivery.  The Borrower has all requisite power and authority to execute, deliver and perform its obligations under each of the Credit Documents to which it is party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Credit Documents.  The Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except to the extent (i) that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and (ii) of the need for filings and registrations necessary to create or perfect any Liens on the Collateral granted by the Borrower pursuant to the Escrow Agreement.

8.03.                     No Violation.  Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, except in the case of any contraventions that would not reasonably be expected, enter individually or in the aggregate, to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject, except for any such contravention, breach, default, conflict or Lien that would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Borrower.

8.04.                     Approvals.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to be obtained or made by, or on behalf of, the Borrower (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (y) filings which are necessary to perfect the security interests created under the Escrow Agreement and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect) to authorize, or is required to be obtained or made by, or on behalf of, the Borrower in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

8.05.                     Margin Regulations.  Neither the making of any Term Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.  At the time of the making of each Credit Event, the value of all Margin Stock owned by the Borrower shall constitute not more than 25% of the value of all assets of the Borrower.

8.06.                     Subsidiaries.  On and as of the Closing Date, the Borrower has no Subsidiaries.

8.07.                     Investment Company Act.  The Borrower is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.08.                     Anti-Terrorism Laws; OFAC; FCPA.  The Borrower is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (as amended, the “Trading with the Enemy Act”).  The Borrower is not in violation, in any material respect, of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (c) the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended from time to time, the “Act”) or (d) the Foreign Corrupt Practices Act (Pub. L. 95-213 (signed into law December 19, 1977)). The Borrower is not a blocked person described in Section 1 of the Anti-Terrorism Order.

The Borrower (i) is not a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or to its knowledge is otherwise associated with any such Person in any manner that violates in any material respect Section 2 of such executive order or (iii) is not a Person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 9.                            Affirmative Covenants.

The Borrower hereby covenants and agrees that on and after the Closing Date and until the Term Loans and Term Notes (in each case together with interest thereon) and all other Obligations (other than contingent obligations which are not then due and payable) incurred hereunder and thereunder, are paid in full or the Delta Escrow Release Date shall have occurred:

9.01.                     Existence.  The Borrower will do or cause to be done, all things necessary, as determined in its reasonable business judgment, to preserve and keep in full force and effect its existence (except as a result of the Finance Sub Merger).

9.02.                     Use of Proceeds.  All proceeds of the Term Loans will be used to finance the Transaction (including by depositing same as Escrow Funds pursuant to the Escrow Agreement) and to pay fees, premiums and expenses incurred in connection with the Transaction and to pay amounts as required (or permitted) under the Credit Documents with Escrow Funds; provided that any proceeds in excess of those used as contemplated above may be retained by the Borrower or the Parent and used by it for its working capital and general corporate purposes.

9.03.                     Escrow Fund Requirements.  On the Closing Date, all proceeds of the Term Loans shall be deposited into the Escrow Account.  Furthermore, on the Closing Date the Borrower shall deposit (or cause to be deposited) additional funds into the Escrow Account in an amount equal to or, at the option of the Borrower in its sole discretion, greater than, its reasonable estimate of the interest payments which will accrue with respect to the Term Loans during the next one month period (in each case, based upon interest rates as in effect as such time). On each subsequent one month anniversary of the Closing Date, the Borrower shall deposit (or cause to be deposited) additional funds to the Escrow Account, if any may be required, to increase the amounts deposited therein such that, after giving effect to any such deposit, the amount of Escrow Funds equals the outstanding principal amount of Term Loans plus the Borrower’s reasonable estimate of the interest which will accrue thereon from the Closing Date through the date one month after said latest deposit (less amounts actually applied to pay such interest) (or such shorter period as will end on the Delta Acquisition Deadline). Furthermore, and without limitation of the foregoing requirements, if at any time, and for any reason whatsoever, the balance of Escrow Funds is less than the aggregate principal amount of outstanding Term Loans, the Borrower shall, within two Business Days of its receipt of notice thereof from the Administrative Agent or the Escrow Agent, as applicable, deposit (or cause to be deposited) into the Escrow Account such amounts as are required to cure such deficiency.

9.04.                     Information.  Promptly following reasonable request, such information or documents (financial or otherwise) regarding the operations, business affairs and financial condition of the Borrower as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.  Notwithstanding anything to the contrary contained in this Section 9.04, the Borrower shall not be required to deliver to the Administrative Agent or any Lender, or otherwise disclose or permit the inspection or discussion of, any information (i) subject to confidentiality agreements or attorney/client work privilege or which constitutes attorney work-product, (ii) that constitutes non-financial trade secrets or non-financial proprietary information or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law.

SECTION 10.                     Negative Covenants.

The Borrower hereby covenants agrees that on and after the Closing Date and until the Term Loans and Term Notes (in each case with interest thereon) and all other Obligations (other than contingent obligations which are not then due and payable) incurred hereunder or thereunder are paid in full or the Delta Escrow Release Date shall have occurred, it shall not;

10.01                 Permitted Activities of the Borrower.  Engage in any business activity or enter into any transaction or agreement except as relates to the Transaction and financing therefor and activities incidental or related thereto; provided that the following shall be permitted in any event: (i) the entry into and the performance of its obligations with respect to the Credit Documents and any other agreements contemplated thereby; (ii) the incurrence of Indebtedness under the Credit Documents to finance the Transaction; (iii) subject to compliance with Section 9.03, the payment of dividends and distributions, the issuance of its own Capital Stock to, and the receipt of capital contributions or other investments from, the Parent or any of its Subsidiaries; (iv) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees); (v) the performance of activities in preparation for and consummation of the Delta Escrow Release Date (and the satisfaction of related conditions) and the Finance Sub Merger); (vi) the participation in tax, accounting and other administrative matters, including compliance with Applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (vii) the holding of any cash, Cash Equivalents and Eligible Escrow Investments; (viii) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; and (ix) any activities incidental to the foregoing.

SECTION 11.                     Events of Default and Remedies.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01.              Payments.  Default shall be made in the payment of any principal of any Term Loan or Term Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof by acceleration thereof or otherwise, or default shall be made in the payment of any interest on any Term Loan or Term Note or any other amounts owing hereunder or under any other Credit Documents, when and as the same shall become due and payable, and any such default as described above in this Section 11.01 shall continue unremedied for a period of at least five (5) Business Days;

11.02.              Covenants.  (a) Default shall be made in the due observance or performance by the Borrower of any covenant or agreement contained in Sections 9.01 (with respect to the Borrower’s existence) or (b) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in any Credit Document (other than specified in Section 11.01 and clause (a) above) and such default shall continue unremedied for a period of at thirty (30) days (or five (5) Business Days in the case of Section 9.03) after the date on which written notice thereof is given by the Administrative Agent or the Required Lenders to the Borrower;

11.03.              Default Under Other Agreements.  The Borrower shall (a) fail to pay any principal of any Indebtedness (other than Indebtedness hereunder) in excess of the Threshold Amount (any such Indebtedness, “Material Indebtedness”), when due at final (and not any interim) maturity after the expiration of any applicable cure or grace periods or (b) any other event or condition occurs that results in the acceleration of the maturity of any Material Indebtedness (other than Indebtedness hereunder) prior to its express maturity (without such acceleration having been rescinded or otherwise cured or the respective Material Indebtedness having been repaid to the extent so accelerated);

11.04.              Bankruptcy, etc.  (a)(i) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Borrower in an involuntary case; (ii) appoints a custodian of the Borrower for all or substantially all of the property of the Borrower; or (iii) orders the liquidation of the Borrower, and, in each of clause (i), (ii) or (iii), the order or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Borrower, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors;

11.05.              Change of Control.  A Change of Control shall occur;

11.06.              Escrow Agreement.  The repudiation by the Borrower of any of its material obligations under the Escrow Agreement or the actual (or asserted by the Borrower) unenforceability of the Escrow Agreement against the Borrower except as a result of an action of (or omission by) the Administrative Agent or the Escrow Agent:

then, and in every such event set forth in Sections 11.01 through and including 11.06 at such time, and at any time thereafter during the continuance of any such event, any or all of the following actions may be taken:

if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Term Note to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section 11.04 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):

(i)                                     declare the Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately without any other notice of any kind;

(ii)                                  declare the principal of and any accrued interest in respect of all Term Loans and the Term Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived (to the extent permitted by Applicable Law) by the Borrower; and

(iii)                               instruct the Escrow Agent to enforce all of the Liens and security interests created pursuant to the Escrow Agreement in accordance with the terms therein.

SECTION 12.                     The Administrative Agent.

12.01.              Appointment.  The Lenders hereby irrevocably designate and appoint Morgan Stanley as Administrative Agent to act as specified herein and in the other Credit Documents.  Each Lender hereby irrevocably authorizes, and each holder of any Term Note by the acceptance of such Term Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental or related thereto.  The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or Affiliates.

12.02.              Nature of Duties.  (a)  The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents.  Neither the Administrative Agent nor any of its officers, directors, agents, employees or Affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or any of their gross negligence, bad faith or willful misconduct (in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision).  The duties of the Administrative Agent shall be mechanical and administrative in nature, the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Term Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b)                                 Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Arrangers are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby, it being understood and agreed that the Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01.  Without limitation of the foregoing, the Arrangers shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship or other implied relationship in respect of any Lender or any other Person.

12.03.              Lack of Reliance on the Administrative Agent.  Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Term Loans hereunder and enter into this Agreement.  Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Term Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Affiliates in connection with the making and the continuance of the Term Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Affiliates and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Term Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter.  The Administrative Agent shall not be responsible to any Lender or the holder of any Term Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Affiliates or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Affiliates or the existence or possible existence of any Default or Event of Default, and shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

12.04.              Certain Rights of the Administrative Agent.  If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.  Without limiting the foregoing, neither any Lender nor the holder of any Term Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.05.              Reliance.  The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order, electronic mail message, telephone message or other electronic medium signed, or other document or conversation sent or made by any Person that the Administrative Agent believed  to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

12.06.              Indemnification.  To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, and without relieving the Borrower of its obligation to do so, the Lenders agree to reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders on the date such indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Term Loans shall have been paid in full, ratably in accordance with their respective portions of the Term Loans in effect immediately prior to such date) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, costs, expenses or disbursements of whatsoever kind or nature which may at any time (including at any time following the payment of the Term Loans) be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in any way relating to or arising out of performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, suits, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence, bad faith or willful misconduct or a material breach of the obligations of the Administrative Agent (or any of its directors, officers, employees, partners, agents and other representatives) under the Credit Documents, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision.  The Agreements in this Section 12.06 shall survive the payment of the Term Loans and all other amounts payable hereunder.

12.07.              The Administrative Agent in its Individual Capacity.  With respect to its obligation to make Term Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to the Borrower or any Affiliate of the Borrower (or any Person engaged in a similar business with the Borrower or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

12.08.              Holders.  The Administrative Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent.  Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Term Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Term Note or of any Term Note or Term Notes issued in exchange therefor.

12.09.              Resignation by the Administrative Agent.  (a)  Subject to the appointment of a successor Administrative Agent pursuant to and in accordance with the time frames set forth in clauses (b), (c) and (d) below, the Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving thirty (30) days’ prior written notice to the Lenders and the Borrower.

Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)                                 Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank with a combined capital and surplus of at least $1 billion acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if a Specified Default then exists).

(c)                                  In the case of resignation by the Administrative Agent, if a successor Administrative Agent shall not have been so appointed within such thirty (30) day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed (provided that the Borrower’s consent shall not be required if a Specified Default then exists)), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d)                                 If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th day after the date such notice of resignation was given by the Administrative Agent or notice of removal was given by the Borrower, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e)                                  Upon a resignation or removal of the Administrative Agent pursuant to this Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

12.10.              Collateral Matters.  (a)  Each Lender authorizes and directs the Administrative Agent to enter into the Escrow Agreement for the benefit of the Secured Parties.  Each Lender hereby agrees, and each holder of any Term Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Escrow Agreement, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.  The Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Escrow Agreement which may be necessary to create, perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Escrow Agreement.

(b)                                 The Lenders hereby authorize the Administrative Agent to release any Lien granted pursuant to the Escrow Agreement upon any Collateral (i) upon the occurrence of the Delta Escrow Release Date, (ii) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than contingent obligations not due and payable) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.10) or (iv) as otherwise may be expressly provided in this Agreement or the relevant Credit Documents.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.10.

(c)                                  Without limiting the generality of Section 12.01 above, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection with the Credit Documents (including in any proceeding described in Section 11.04 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Credit Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 11.04 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent or collateral trustee for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Credit Documents, (vi) except as may be otherwise specified in any Credit Document, exercise all remedies given to the Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Credit Documents, applicable requirements of law or otherwise and (vii) execute any amendment, consent or waiver under the Escrow Agreement on behalf of the Secured Parties, to the extent consented to in accordance with Section 13.10 and the terms thereof.

(d)                                 The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the Liens granted pursuant to the Credit Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 12.10 or in the Escrow Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence, bad faith, willful misconduct or material breach of the Credit Documents (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.11.              Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

SECTION 13.                     Miscellaneous.

13.01.              Payment of Expenses, etc.

(a)                                 The Borrower hereby agrees:  (i)(a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Arrangers for all reasonable out-of-pocket costs and expenses incurred on, prior to, or after the Closing Date associated with the syndication of the Term Loans and Commitments incurred under this Agreement and the preparation, negotiation, execution and administration of this Agreement and the other Credit Documents, and any amendment, waiver, consent or other modification with respect hereto and thereto (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including, but not limited to, due diligence expenses, syndication expenses, travel expenses but in the case of legal fees and expenses, limited to the actual reasonable and documented out-of-pocket fees, charges and disbursements of Paul Hastings LLP (and, if necessary, of one local counsel in any relevant jurisdiction)) and (b) from and after the Closing Date, to pay or reimburse the Administrative Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Credit Documents (including all such costs and expenses incurred during any insolvency, bankruptcy or other legal proceeding, which in the case of legal fees and expenses, shall be limited to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to the Administrative Agent and the Lenders, collectively, and, if necessary, of one local counsel in any relevant jurisdiction and, in the event of any actual or potential conflict of interest, one additional counsel of each group of affected parties), in each case within fifteen (15) days of receipt by the Borrower of a written demand therefor; (ii) indemnify the Administrative Agent and each Lender, the Arrangers and each of their respective directors, officers, employees, partners, agents and other representatives of each of the foregoing and their respective successors (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements, joint or several (in the case of legal fees and expenses limited to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnified Persons taken as a whole (and, if reasonably necessary, of one local counsel in any relevant jurisdiction to all Indemnified Persons taken as whole, and, in the event of an actual or perceived conflict of interest, one additional counsel to all affected Indemnified Persons taken as a whole)) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, the Arrangers or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of the Borrower) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any proceeds of any Term Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its properties, including, in each case, without limitation, the reasonable fees and disbursements of one counsel incurred in connection with any such investigation, litigation or other proceeding, and, if necessary, of one local counsel in any relevant jurisdiction and, in the event of any actual or potential conflict of interest, one additional counsel of each group of Indemnified Persons (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of (x) the gross negligence, bad faith or willful misconduct of the Indemnified Person to be indemnified (or any such Indemnified Person’s affiliates and controlling persons or any of its or their respective directors, officers, employees, partners, agents and other representatives) as determined by a court of competent jurisdiction in a final and non-appealable decision, (y) a material breach of the obligations of such Indemnified Person (or any such Indemnified Person’s affiliates and controlling persons or any of its or their respective directors, officers, employees, partners, agents and other representatives) under the Credit Documents as determined by a court of competent jurisdiction in a final and non-appealable decision and (z) any dispute solely among Indemnified Persons (other than claims against the Administrative Agent, any Arranger or any of their respective Affiliates in its capacity or in fulfilling its role as Administrative Agent, Arranger or any other similar role hereunder and under any of the other Credit Documents) and not arising out of any act or omission of the Borrower.  To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Arranger, any Lender or any of their Affiliates set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under Applicable Law.

(b)                                 To the full extent permitted by Applicable Law, each party hereto shall not assert, and hereby waives, any claim (except as contemplated by the proviso to the second succeeding sentence) against any Indemnified Person or any party hereto, on any theory of liability, for special, indirect, consequential, punitive or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan, or the use of the proceeds of the foregoing.  No Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, including, without limitation, SyndTrak, IntraLinks, the internet, email or similar electronic transmission systems, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of any Credit Document by, such Indemnified Person (or its officers, directors, employees or Affiliates).  None of the Indemnified Persons or the Borrower or any of their respective Affiliates or the respective directors, officers, employees and agents of the foregoing shall be liable for any indirect, special, punitive or consequential damages in connection with this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby; provided, that nothing contained in this sentence shall limit the Borrower’s indemnification and reimbursement obligations to the extent set forth herein in respect of damages incurred or paid by an Indemnified Person to a third party.  The Borrower shall not be liable for any settlement of any legal proceeding effected without its consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent, or if there is a final judgment for the plaintiff against an Indemnified Person in any such legal proceeding, the Borrower agrees to indemnify and hold harmless each Indemnified Person in the manner set forth above.  The Borrower shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened legal proceeding against such Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such legal proceeding and (b) such settlement does not include any statement as to any admission.

13.02.               Right of Setoff.  In addition to any rights now or hereafter granted under Applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, but subject to the last sentence hereof, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, taxes, fiduciary and trust purposes, employee benefits and petty cash) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations then due and owing (whether at stated maturity, by acceleration or otherwise) and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document in each case to the extent then due and owing.

13.03.               Notices.  (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including .pdf, telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered:  (i) if to the Borrower, at the address specified opposite its signature below or in the other relevant Credit Documents; (ii) if to any Lender, at its address specified on Schedule 1.01(a); and (iii) if to the Administrative Agent, at the Notice Office or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent.  All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent (it being agreed that all such notices and other communications may be sent via email or by way of posting by the Borrower or by another Person on the Borrower’s behalf on a relevant website, if any, to which each Lender and the Administrative Agent have access).  Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04.               Benefit of Agreement; Assignments; Participations.  (a)  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under the other Credit Documents without the prior written consent of the Lenders and; provided, further, that, although any Lender may grant participations to Loan Participants in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 2.13 and 13.04(c)) and the Loan Participant shall not constitute a “Lender” hereunder and; provided, further, that no Lender shall transfer or grant any participation under which the Loan Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Term Loan or Term Note in which such Loan Participant is participating, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates, which shall not be considered to be a reduction in the rate of interest or fees) or reduce the principal amount thereof, or increase the amount of the Loan Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment or a mandatory prepayment of the Term Loans shall not constitute a change in the terms of such participation, and that an increase in any Commitment (or the available portion thereof) or Term Loan shall be permitted without the consent of any Loan Participant if the Loan Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Escrow Agreement (except as expressly provided in the Credit Documents).  In the case of any such participation, the Loan Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Loan Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Loan Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b)                                 [Reserved]:

(c)                                  (i)                                     Subject to the conditions set forth in paragraph (c)(ii) below, any Lender may assign to one or more assignees constituting an Eligible Transferee (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Borrower (such consent deemed to have been made with respect to any assignment if the Borrower has not responded within ten (10) Business Days after delivery of notice of such assignment to an Authorized Officer of the Borrower); provided that no consent of the Borrower shall be required for (i) an assignment of all or a portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund, or (ii) if a Specified Default has occurred and is continuing, any Assignee; and

(B)                                the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender or an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing or anything to the contrary set forth herein no assignment of any Term Loans or Commitments may be made to the Borrower.

(ii)  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than an amount of $1,000,000, and shall be in increments of an amount of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consents; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)                                the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; and

(C)                                no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.12.

To the extent of any assignment pursuant to this Section 13.04(c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Term Loans.  At the time of each assignment pursuant to this Section 13.04(c) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate IRS Forms and documentation under FATCA described in Section 5.04(f).  To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(c) would, at the time of such assignment, result in increased costs under Section 2.10 from those being charged by the respective assigning Lender prior to such assignment, or additional sums pursuant to Section 5.04(a), then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment) or such additional sums.

(d)                                 Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Term Loans and Term Notes hereunder to a Federal Reserve Bank or other central bank having jurisdiction over such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such central bank, any Lender may pledge all or any portion of its Term Loans and Term Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be.  No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

(e)                                  Any Lender which assigns all of its Commitments and/or Term Loans hereunder in accordance with Section 13.04(c) shall cease to constitute a “Lender” hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.

(f)                                    [Reserved].

(g)                                  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Term Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to fund any Term Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Term Loan, the Granting Lender shall be obligated to make such Term Loan pursuant to the terms hereof.  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.10, 2.11 or 5.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder.  The making of a Term Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Term Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Term Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Term Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

(h)                                 The Borrower agrees that each Loan Participant shall be entitled to the benefits of Sections 2.10 and 5.04 (subject to the requirements and limitations therein, including the requirements under Section 5.04(f) (it being understood that the documentation required under Section 5.04(f) shall be delivered by the Loan Participant to its participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such Loan Participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.10 or 5.04, with respect to any participation, than its participating Lender would have been entitled to receive.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Loan Participant and the principal amounts (and stated interest) of each Loan Participant’s interest in the Term Loans or other obligations under the Credit Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Loan Participant or any information relating to a Loan Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person, except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i)                                     The Administrative Agent hereby agrees that, on the Delta Escrow Release Date, the Administrative Agent shall provide to the Administrative Agent under and as defined in the Existing Credit Agreement (i) a list of the Lenders and the outstanding principal amount of, and interest payable on, the Term Loans owing to each Lender as reflected in the Register as of the Delta Escrow Release Date and (ii) a list of the Loan Participants, the outstanding principal amount of, and interest payable on, the Term Loans owing to each Loan Participant and the Term Loans and Lenders to which such participation relates, as reflected in the Participant Register as of the Delta Escrow Release Date.

13.05.               No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender would otherwise have.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06.               Payments Pro Rata.  (a)  Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b)                                 Each of the Lenders agrees that, except as otherwise provided in this Agreement, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents or otherwise), which is applicable to the payment of the principal of, or interest on, the Term Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)                                  Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement.

13.07.               GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY.  EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH

SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF (i) ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR (ii) THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY TERM NOTE TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

(b)                                 EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.08.               Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of a counterpart via facsimile or other electronic transmission shall constitute delivery of an original counterpart.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

13.09.               Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.10.                Amendment or Waiver; etc.  (a)  Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders; provided that no such change, waiver, discharge or termination shall, without the consent of each directly and adversely affected Lender (but not the Required Lenders) (i) extend the final scheduled maturity of any Term Loan or Term Note beyond the applicable Maturity Date of such Lender holding such Term Loan or Term Note or (ii) reduce the rate or extend the time of payment of interest thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof of such Lender holding such Term Loan or Term Note; provided, further, that no such change, waiver, discharge or termination shall, without the consent of each Lender (i) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (ii) amend, modify or waive any provision of this Section 13.10(a) which would result in the reduction of the voting thresholds specified herein, or (iii) reduce the “majority” voting threshold specified in the definition of “Required Lenders” or “Required Revolving Lenders”; provided, further, that no such change, waiver, discharge or termination shall (i) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Commitment or a mandatory repayment or commitment reduction of Term Loans shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender) and (ii) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent.

(b)                                 Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 13.04) in full of the principal of and interest accrued on each Term Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

(c)                                  [Reserved].

(d)                                 [Reserved].

(e)                                  Notwithstanding anything to the contrary contained in this Section 13.10, the Escrow Agreement and any other related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, modified, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, modification, supplement or waiver is delivered in order (i) to comply with local Applicable Law (including any foreign law or regulatory requirement) or advice of local counsel, (ii) to cure ambiguities, inconsistency, omissions, mistakes or defects or (iii) to cause such Escrow Agreement or other document to be consistent with this Agreement and the other Credit Documents.

(f)                                    If following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an inconsistency, obvious error, or mistake or any error, mistake  or omission of a technical nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents and, in cases not covered by preceding clause (e), if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

13.11.                 Survival.  All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Term Notes and the making and repayment of the Obligations.

13.12.                Register.  The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.12, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Term Loans made by each of the Lenders and each repayment in respect of the principal amount of, or stated interest on, the Term Loans of each Lender.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Term Loans.  With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Term Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Term Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Term Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Term Loans shall be recorded by the Administrative Agent on the Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b).  Upon such acceptance and recordation, the assignee specified therein shall be treated as a Lender for all purposes of this Agreement.  Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Term Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Term Note (if any) evidencing such Term Loan, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

13.13.                Confidentiality.  Each Lender agrees that it will not disclose (without the prior written consent of the Borrower) (other than to its employees, agents, representatives, auditors, advisors or counsel, its Affiliates involved in the Transaction or the administration of the Credit Documents on a “need to know” basis or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 13.13 to the same extent as such Lender) any information with respect to the Borrower which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.13, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors (provided that, except with respect to disclosures to supervisory or regulatory authorities having jurisdiction over such Lender, the applicable Lender shall give the Borrower prompt notice of such disclosure to the extent permitted by law, rule or regulation), (iii) as may be required in respect to any summons or subpoena or in connection with any litigation (provided that the applicable Lender shall give the Borrower prompt notice of such disclosure to the extent permitted by law, rule or regulation), (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender or as requested by a Governmental Authority (provided that, except with respect to disclosures to supervisory or regulatory authorities having jurisdiction over such Lender, the applicable Lender shall give the Borrower prompt notice of such disclosure to the extent permitted by law, rule or regulation), (v) to the extent such information is received by the Administrative Agent or Lender from a third party that is not known by the Administrative Agent or such Lender to be subject to confidentiality arrangements to the Borrower, (vi) to the Administrative Agent (acting in its capacity as such), (vii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement or to any such contractual counterparty’s professional advisor (other than a Disqualified Institution), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.13, (viii) to any prospective or actual Eligible Transferee in connection with any contemplated transfer or participation of any of the Term Notes or Commitments or any interest therein by such Lender otherwise permitted by this Agreement; provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.13, (ix) for purposes of establishing a “due diligence” defense, (x) solely to the extent that such information is independently developed by the Administrative Agent or such Lender without any confidential information provided by (or on behalf of) the Borrower and (xi) on a confidential basis, to any rating agency in connection with rating the Borrower or the facilities hereunder.

13.14.                No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arms-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent and the Arrangers are, and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents or as expressly agreed in writing by the relevant parties the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.

13.15.                PATRIOT ACT.  Each Lender subject to the Act hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

13.16.                [RESERVED]

13.17.                Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

13.18.                Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy pursuant to any of the Credit Documents against the Borrower or any other obligor in each case under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help (other than any such right afforded by Section 13.02 hereof)), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of the Borrower as a Lender in connection with any of the Credit Documents, unless expressly provided for herein (including, without limitation, pursuant to Section 13.02 hereof) or in any other Credit Document, without the prior written consent of the Administrative Agent.

13.19.                Effectiveness.  This Agreement shall become effective on the date (the “Effective Date”) on which the Borrower, the Administrative Agent and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.  The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

13.20.               Domicile of Loans.  Each Lender may transfer and carry its Term Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender (other than to a Disqualified Institution). Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Term Loans pursuant to this Section 13.20 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11(a) or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay for or otherwise indemnify such Lender for such increased costs (although the Borrower shall be obligated to pay for and indemnify such Lender for any other increased costs of the type described above resulting from changes after the date of the respective transfer to the extent provided for in Sections 2.10, 2.11(a) or 5.04).

*     *     *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

601 Travis Street, Suite 1400	DYNEGY FINANCE IV, INC.,
Houston, TX 77002	as the Borrower
Attention: General Counsel
Telephone No.: (713) 507-6400
Telecopier No.: (713) 507-6588

	By:	/s/ Siddharth Manjeshwar
Name: Siddharth Manjeshwar
Title: Vice President and Treasurer

Signature Page to Atlas Escrow Credit Agreement

Address:

Morgan Stanley Senior Funding, Inc.	MORGAN STANLEY SENIOR FUNDING, INC.,
1585 Broadway	as Administrative Agent, and as a Lender
New York, New York 10036
Attention: Morgan Stanley Agency
Telephone No.:
For the Borrower: (917) 260-0588
For Lenders: (917) 260-5335
Telecopier No.: (212) 507-6688	By:	/s/ William Graham
Email:		Name: William Graham
For the Borrower:		Title: Managing Director
AGENCY.BORROWERS@morganstanley.com
For Lenders:
MSAGENCY@morganstanley.com

Signature Page to Atlas Escrow Credit Agreement

SCHEDULE 1.01(a)

Lender Addresses

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036

SCHEDULE 1.01(b)

Commitments

Lender	Term Loan Commitment
Morgan Stanley Senior Funding, Inc.	$2,000,000,000
Total	$2,000,000,000

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below

1585 Broadway

New York, New York 10036

Attention: Morgan Stanley Agency
Telephone No.:  (917) 260-0588

Telecopier No.: (212) 507-6688
Email: AGENCY.BORROWERS@morganstanley.com

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among Dynegy Finance IV, Inc. (the “Borrower”), a Delaware corporation, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and you, as Administrative Agent for such Lenders.  The Borrower hereby gives you notice, pursuant to Section 2.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03(a) of the Credit Agreement:

(i)            The Business Day of the Proposed Borrowing is June 27, 2016.

(ii)           The aggregate principal amount of the Proposed Borrowing is $2,000,000,000.

[(iii)         The Term Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [LIBOR Loans].]

[(iv)         The initial Interest Period for the Proposed Borrowing is [one month] [     days](2).(3)

Very truly yours,

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

(2)              Interest Period of less than 1 month available if agreed by Administrative Agent in its sole discretion.

(3)              To be included for a Proposed Borrowing of LIBOR Loans.

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement referred to below

1585 Broadway

New York, New York 10036

Attention: Morgan Stanley Agency
Telephone No.:  (917) 260-0588

Telecopier No.: (212) 507-6688
Email: AGENCY.BORROWERS@morganstanley.com

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among Dynegy Finance IV, Inc. (the “Borrower”), a Delaware corporation, the lenders from time to time party thereto (each, a “Lender” and collectively, the “Lenders”) and you, as Administrative Agent for such Lenders.  The Borrower hereby gives you notice pursuant to Section [2.06][2.09] of the Credit Agreement, that the undersigned hereby requests to [convert][continue] the Borrowing of Term Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion][Continuation]”) as required by Section [2.06][2.09] of the Credit Agreement:

(i)            The Proposed [Conversion][Continuation] relates to the Borrowing of Term Loans originally made on              , 20    (the “Outstanding Borrowing”) in the principal amount of $           and currently maintained as a Borrowing of [Base Rate Loans][LIBOR Loans with an Interest Period ending on              ,     ].

(ii)           The Business Day of the Proposed [Conversion][Continuation] is             ,     .(1)

(iii)          [The Outstanding Borrowing shall be [continued as a Borrowing of LIBOR Loans with an Interest Period of       ] [converted into a Borrowing of [Base Rate Loans] [LIBOR Loans with an Interest Period of       ](2)].(3)

(1)         Shall be a Business Day at least three (3) Business Days (or one (1) Business Day in the case of a conversion into Base Rate Loans) after the date hereof; provided that such notice shall be deemed to have been given on a certain day only if given before 2:00 p.m. (New York City time) on such day.

(2)              In the case of a Proposed Conversion, the Interest Period shall be one (1) month if any Event of Default is in existence on the date of the Proposed Conversion.

(3)              In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

[The undersigned hereby certifies that no Event of Default under Section 11.04 of the Credit Agreement will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation].](4)

Very truly yours,

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

(4)         In the case of a Proposed Conversion, insert this sentence only in the event that the conversion is from a Base Rate Loan to a LIBOR Loan.  Base Rate Loans may not be converted into LIBOR Loans if the Administrative Agent or Required Lenders have notified the Borrower that Conversions will not be permitted during the existence of an Event of Default.

EXHIBIT B

FORM OF TERM NOTE

$[ ]	New York, New York
[ ] [ ], [ ]

FOR VALUE RECEIVED, DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, hereby promises to pay to [      ] or its registered permitted assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Credit Agreement referred to below) initially located at 1585 Broadway, New York, New York 10036, on the Maturity Date (as defined in the Credit Agreement) the principal sum of [          ] DOLLARS ($[          ]) or, if less, the unpaid principal amount of all Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount of each Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement.

This Term Note is one of the Term Notes referred to in the Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (including the Lender) and Morgan Stanley Senior Funding, Inc., as Administrative Agent, and is entitled to the benefits thereof and of the other Credit Documents.  To the extent provided in the Credit Agreement, this Term Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Term Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Term Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Term Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF INCREMENTAL AMENDMENT

(See Separate Attached Form)

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THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”) is entered into as of June 27, 2016, among Dynegy Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Additional Lenders and Lenders party hereto providing the Revolving Commitment Increase described below (in such capacity, each, an “Incremental Revolving Lender” and, collectively, the “Incremental Revolving Lenders”), the Additional Lenders and Lenders party hereto providing the Incremental Term Loans described below (in such capacity, each, an “Incremental Term Lender” and, collectively, the “Incremental Term Lenders” and, together with the Incremental Revolving Lenders, the “Incremental Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 23, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of April 1, 2015, among the Borrower, the other Credit Parties party thereto, the Administrative Agent and the Lenders party thereto, and that certain Second Amendment to Credit Agreement, dated as of April 2, 2015, among the Borrower, the other Credit Parties party thereto, the Incremental Revolving Lenders thereto and the Administrative Agent, the “Credit Agreement”);

WHEREAS, the Borrower is hereby notifying the Administrative Agent that it is requesting Incremental Facilities in the form of (i) a Revolving Commitment Increase and (ii) Incremental Term Loans, pursuant to Section 2.15 of the Credit Agreement;

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower may establish Incremental Facilities by, among other things, entering into an Incremental Amendment pursuant to the terms and conditions of the Credit Agreement (it being agreed that this Third Amendment constitutes an Incremental Amendment which meets such requirements) with each Lender and/or Additional Lender agreeing to provide such Incremental Facilities and the Administrative Agent;

WHEREAS, the Borrower has requested that the Incremental Revolving Lenders extend credit to the Borrower in the form of a Revolving Commitment Increase to the Incremental Tranche B Revolving Loan Commitments in an aggregate principal amount of $75,000,000 (the “Incremental Tranche B Revolver Increase”);

WHEREAS, the Borrower has requested that the Incremental Term Lenders extend credit to the Borrower in the form of the Incremental Tranche C Term Loans Commitment (as described below) to extend Incremental Term Loans in an aggregate principal amount of $2,000,000,000 (the “Incremental Tranche C Term Loans”);

WHEREAS, each Incremental Revolving Lender has indicated its willingness to provide the Incremental Tranche B Revolver Increase on the terms and subject to the conditions contained

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herein; and

WHEREAS, each Incremental Term Lender has indicated its willingness to provide its Incremental Tranche C Term Loan Commitment and its Incremental Tranche C Term Loans on the terms and subject to the conditions contained herein; and

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Revolving Commitment Increase and Incremental Term Loans.

(a)         This Third Amendment constitutes an Incremental Amendment pursuant to which (i) the Revolving Commitment Increase shall be established and the Incremental Tranche B Revolving Loan Commitments shall be increased and (ii) a new Class of Term Loan Commitments in respect of Incremental Tranche C Term Loans (the “Incremental Tranche C Term Loan Commitment”) and a new Class of Incremental Term Loans shall be established, in the case of preceding clauses (i) and (ii), pursuant to Section 2.15 of the Credit Agreement upon the occurrence of the Third Amendment Effective Date (as defined below).

(b)         Each Incremental Revolving Lender hereby severally commits to provide a Revolving Commitment Increase to the Incremental Tranche B Revolving Loan Commitments in the amount set forth opposite its name under the column entitled “Incremental Tranche B Revolver Increase” on Schedule I attached hereto, with each such commitment and increase to be effective as of the Third Amendment Effective Date.  The parties hereby agree that on the Third Amendment Effective Date (after giving effect to this Third Amendment), (1) the total Incremental Tranche B Revolving Loan Commitments shall increase in an aggregate principal amount equal to $75,000,000, (2) the total Revolving Loan Commitments shall increase by the amount of the Incremental Tranche B Revolver Increase and (3) as set forth in Section 7 of this Third Amendment, there shall be an automatic adjustment to the RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure to reflect the new RL Percentage of each Revolving Lender in the aggregate Letter of Credit Exposure and the aggregate Swingline Loan Exposure resulting from the Incremental Tranche B Revolver Increase.

(c)         Each Incremental Term Lender hereby severally commits to provide a Term Loan Commitment in the form of Incremental Tranche C Term Loan Commitments in the amount set forth opposite its name under the column entitled “Incremental Tranche C Term Loan Commitments” on Schedule I attached hereto, with each such commitment to be effective as of the Third Amendment Effective Date.  The parties hereby agree that on the Third Amendment Effective Date (after giving effect to this Third Amendment), (1) the total Incremental Tranche C Term Loan Commitments shall be $2,000,000,000, (2) the total Term Loan Commitments shall increase by the commitments of each Incremental Term Lender in respect of the Incremental Tranche C Term Loans effected hereby and (3) the amount of the total Term Loans shall increase by the amount of the Incremental Tranche C Term Loans provided by the Incremental Term Lenders pursuant to this Third Amendment.

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SECTION 2.  Amendments to Credit Agreement.

(a)           Effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)            The first paragraph of the definition of “Applicable Margin” contained in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Applicable Margin” shall mean a percentage per annum equal to (i) in the case of Initial Tranche B-1 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (ii) in the case of Initial Tranche B-2 Term Loans maintained as (A) Base Rate Loans, 2.00% and (B) LIBOR Loans, 3.00%; (iii) in the case of Incremental Tranche C Term Loans maintained as (A) Base Rate Loans, 3.00% and (B) LIBOR Loans, 4.00%; (iv) initially in the case of Initial Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%; (v) initially in the case of Incremental Tranche A Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (vi) initially in the case of Incremental Tranche B Revolving Loans maintained as (A) Base Rate Loans, 1.75% and (B) LIBOR Loans, 2.75%, (vii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Initial Revolving Loan Commitments, 0.50%, (viii) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche A Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche A Revolving Loan Commitments, (ix) initially, in the case of Unutilized Revolving Loan Commitments attributable to Incremental Tranche B Revolving Loan Commitments, the Applicable Margin in respect of Unutilized Revolving Loans attributable to Initial Revolving Loan Commitments at the time of the effectiveness of the Incremental Tranche B Revolving Loan Commitments and (x) in the case of Swingline Loans, 1.75%.  From and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating an entitlement to a different margin for Initial Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans, and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments, than that described in the immediately preceding sentence (each, a “Start Date”) to and including the applicable End Date described below, the Applicable Margins for such Initial Revolving Loans, Incremental Tranche A Revolving Loans, Incremental Tranche B Revolving Loans, Swingline Loans and Unutilized Revolving Loan Commitments, attributable to Initial Revolving Loan Commitments, Incremental Tranche A Revolving Loan Commitments and Incremental Tranche B Revolving Loan Commitments (hereinafter, the “Adjustable Applicable Margins”) shall be those set forth below opposite the Senior Secured Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

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Senior Secured Leverage Ratio	Unutilized Revolving Loan Commitment Margin	Initial Revolving Loan Base Rate Margin	Initial Revolving Loan LIBO Rate Margin	Incremental Tranche A Revolving Loan Base Rate Margin	Incremental Tranche A Revolving Loan LIBO Rate Margin	Incremental Tranche B Revolving Loan Base Rate Margin	Incremental Tranche B Revolving Loan LIBO Rate Margin	Swingline Loan Base Rate Margin

Greater than or equal to 2.25:1.00	0.500%	1.75%	2.75%	1.75%	2.75%	1.75%	2.75%	1.75%
Greater than or equal to 1.75:1.00 but less than 2.25:1.00	0.375%	1.50%	2.50%	1.50%	2.50%	1.50%	2.50%	1.50%
Less than 1.75:1.00	0.375%	1.25%	2.25%	1.25%	2.25%	1.25%	2.25%	1.25%”

(ii)           The definition of “Class” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

(iii)          The definition of “Base Rate” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “or Incremental Tranche C Term Loans” immediately after the text “Initial Term Loans” appearing therein.

(iv)          The definition of “Commitment” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “an Incremental Tranche C Term Loan Commitment,” immediately after the text “an Initial Tranche B-2 Term Loan Commitment,” appearing therein.

(v)           The definition of “Credit Agreement Refinancing Indebtedness” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “existing Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

(vi)          The definition of “Latest Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein.

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(vii)         The definition of “LIBO Rate” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “or Incremental Tranche C Term Loans” immediately after the text “Initial Term Loans” appearing therein.

(viii)        The definition of “Maturity Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “the Incremental Tranche C Term Loan Maturity Date,” immediately after the text “the Initial Tranche B-2 Term Loan Maturity Date,” appearing therein.

(ix)          The definition of “Repricing Event” contained in Section 1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

““Repricing Event” shall mean (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans into a new tranche of replacement term loans under this Agreement) that is marketed or syndicated to banks and other institutional lenders in financings similar to the facilities provided for in this Agreement, (i) having an Effective Yield that is less than the applicable Effective Yield for the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans, as the case may be, of the respective Type and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole, the outstanding principal of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans; provided that in no event shall any prepayment or repayment of the Initial Tranche B-1 Term Loans, the Initial Tranche B-2 Term Loans or the Incremental Tranche C Term Loans in connection with a material acquisition or similar material investment permitted pursuant to Section 10.03 hereof, a Change of Control or from the proceeds of a Tranche B-1 Debt Offering constitute a Repricing Event or (b) any effective reduction in the Effective Yield of the Initial Tranche B-1 Term Loans, Initial Tranche B-2 Term Loans or Incremental Tranche C Term Loans (e.g., by way of amendment or waiver).”

(x)           The definition of “Scheduled Initial Tranche B-2 Term Loan Repayment” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “(x)” immediately after the text “5.02(d)” appearing therein.

(xi)          The definition of “Scheduled Initial Tranche B-2 Term Loan Repayment Date” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “(x)” immediately after the text “5.02(d)” appearing therein.

(xii)         The definition of “Term Loans” contained in Section 1 of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans, other” immediately after the text “Initial Tranche B-2 Term Loans” appearing therein.

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(xiii)        Section 1 of the Credit Agreement is hereby further amended by inserting the following definitions in the appropriate alphabetical order:

“Incremental Tranche C Term Loan Commitment” shall mean, for each Lender party to this Agreement on the Third Amendment Effective Date, the amount set forth opposite such Lender’s name on Schedule 1.01(b) directly below the column entitled “Incremental Tranche C Term Loan Commitment,” as the same may from time to time be (x) reduced or terminated pursuant hereto, (y) increased (but only with the consent of the respective Lender) in accordance with the terms hereof or (z) adjusted as a result of assignments to or from such Lender pursuant hereto.

“Incremental Tranche C Term Loan Maturity Date” shall mean the date that is seven years after the Third Amendment Effective Date.

“Incremental Tranche C Term Loans” shall have the meaning provided in Section 2.01(b)(y).

“Scheduled Incremental Tranche C Term Loan Repayment” shall have the meaning provided in Section 5.02(d)(y).

“Scheduled Incremental Tranche C Term Loan Repayment Date” shall have the meaning provided in Section 5.02(d)(y).

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of June 27, 2016, among the Borrower, the Guarantors party thereto, the financial institutions party thereto as Additional Lenders and Lenders, and the Administrative Agent.

“Third Amendment Effective Date” shall mean the first date that all of the conditions precedent in Section 4 of the Third Amendment are satisfied or waived in accordance with Section 4 of the Third Amendment.

“Tranche C Term Lender” shall mean, at any time, any Lender that has a Tranche C Term Loan Commitment or an Incremental Tranche C Term Loan at such time.

“Tranche C Term Loan Commitment” shall mean, as to each Term Lender, its Incremental Tranche C Term Loan Commitment.

(xiv)        Section 2.01(b) of the Credit Agreement is hereby amended by inserting the text “(x)” immediately prior to the first word thereof and inserting the following text immediately prior to the “.” appearing at the end of the first sentence thereof:

“ and (y) subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Tranche C Term Loan Commitment severally agrees to make a term loan or term loans (each, an “Incremental Tranche C Term Loan” and, collectively, the “Incremental Tranche C Term Loans”) to the Borrower, which Incremental Tranche C Term Loans (i) shall be incurred pursuant to a single drawing on the Third Amendment Effective Date, (ii) shall be denominated in

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Dollars, (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans; provided that except as otherwise specifically provided in Section 2.10(b), all Incremental Tranche C Term Loans comprising the same Borrowing shall at all times be of the same Type and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Tranche C Term Loan Commitment of such Lender on the Third Amendment Effective Date.”

(xv)         Section 2.01(b) of the Credit Agreement is hereby further amended by inserting the text “and Incremental Tranche C Term Loans” immediately after the text “Initial Tranche B-2 Term Loans” in the final sentence appearing therein.

(xvi)        The first sentence of Section 2.03(a) of the Credit Agreement is hereby amended by (x) inserting the text “Incremental Tranche C Term Loans” immediately after the text “Initial Tranche B-2 Term Loans,” appearing in clause (iii) thereof and (y) inserting the text “; provided, further, that the Notice of Borrowing in respect of the Incremental Tranche C Term Loans and any Revolving Loans to be borrowed on the Third Amendment Effective Date may be delivered on the Third Amendment Effective Date” immediately prior to the “.” appearing at the end thereof.

(xvii)       Section 2.07 of the Credit Agreement is hereby amended by (x) inserting the text “Incremental Tranche C Term Loans,” immediately after the text “Initial Tranche B-2 Term Loans,” appearing therein and (y) inserting the text “Incremental Tranche C Term Loan Commitments,” immediately after the text “Initial Tranche B-2 Term Loan Commitments,” appearing therein.

(xviii)      Section 2.15(b) of the Credit Agreement is hereby amended by amending and restating clause (i)(II) of the proviso to clause (z) thereof as follows:

“(II) the Effective Yield for such new tranche of Incremental Term Loans may exceed the Effective Yield then applicable to the Initial Tranche B-2 Term Loans and the Incremental Tranche C Term Loans, provided that, (1) in the case of any Incremental Amendment providing for such new tranche of Incremental Term Loans to become effective prior to the date that is 18 months after the Closing Date, and which new tranche of Incremental Term Loans is pari passu in right of payment and security to the Initial Tranche B-2 Term Loans, the Effective Yield for the Initial Tranche B-2 Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new tranche of Incremental Term Loans minus 0.50% and (2) in the case of any Incremental Amendment providing for such new tranche of Incremental Term Loans following the date of Third Amendment, and which new tranche of Incremental Term Loans is pari passu in right of payment and security to the Incremental Tranche C Term Loans, the Effective Yield for the Incremental Tranche C Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new tranche of Incremental Term Loans minus 0.50%,”

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(xix)        The final sentence of Section 4.01(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“If any Repricing Event in respect of the Incremental Tranche C Term Loans occurs after the Third Amendment Effective Date but prior to the six month anniversary of the Third Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Incremental Tranche C Term Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 2.13 as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Incremental Tranche C Term Loans subject to such Repricing Event.  All such fees payable hereunder shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.”

(xx)         Section 4.03 of the Credit Agreement is hereby amended by inserting the following clause (d) at the end thereof:

“(d)         The total Incremental Tranche C Term Loan Commitment (and the Incremental Tranche C Term Loan Commitment of each Lender) shall terminate in its entirety on the Third Amendment Effective Date (after giving effect to the incurrence of Incremental Tranche C Term Loans on such date).”

(xxi)        Clause (vii) of Section 5.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(vii) each voluntary prepayment of Initial Tranche B-1 Term Loans and Initial Tranche B-2 Term Loans pursuant to this Section 5.01 in connection with a Repricing Event made prior to the twelve month anniversary of the Closing Date and each voluntary prepayment of Incremental Tranche C Term Loans pursuant to this Section 5.01 in connection with a Repricing Event made after the Third Amendment Effective Date but prior to the six month anniversary of the Third Amendment Effective Date shall, in each case, be subject to the payment of a fee as, and to the extent required by, Section 4.01(f).”

(xxii)       Section 5.02(d) of the Credit Agreement is hereby amended by inserting the text “(x)” immediately prior to the first word thereof and inserting the following text at the end thereof immediately prior to Section 5.02(e):

“and (y) in addition to any other mandatory repayments pursuant to this Section 5.02, (i) on the last day of each of the Borrower’s Fiscal Quarters, commencing with the first full Fiscal Quarter of the Borrower ended after the Third Amendment Effective Date (each such date, together with the Incremental Tranche C Term Loan Maturity Date, a “Scheduled Incremental Tranche C Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of Incremental Tranche C Term Loans, to the extent then outstanding, in an aggregate amount equal to 0.25% of the aggregate principal Dollar amount of all Incremental Tranche C Term Loans outstanding on the Third Amendment Effective Date and

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(ii) on the Incremental Tranche C Term Loan Maturity Date, the aggregate principal amount of all Incremental Tranche C Term Loans on such date (each such repayment, as the same may be reduced as provided herein, a “Scheduled Incremental Tranche C Term Loan Repayment”).”

(xxiii)      Section 5.02(h) of the Credit Agreement is hereby amended by inserting the following text immediately after the word “Initial Tranche B-2 Term Loans” appearing at the end thereof:

“and the Incremental Tranche C Term Loans, on a pro rata basis”.

(xxiv)     Section 9.09 of the Credit Agreement is hereby amended by inserting the following clause (c) at the end thereof:

“(c)         All proceeds of the Incremental Tranche C Term Loans will be used to finance the Delta Transactions (as defined in the Third Amendment) and to pay fees, premiums and expenses (including any original issue discount or upfront-fees with respect to the Incremental Tranche C Term Loans and the other Delta Transactions) incurred in connection with the Delta Transactions; provided that any proceeds in excess of those used as contemplated above may be retained by the Borrower and used by it and its Restricted Subsidiaries for the purposes described in preceding clause (b).”

(xxv)      Section 13.10(b) of the Credit Agreement is hereby amended by inserting the text “Incremental Tranche C Term Loans” immediately following the text “Initial Tranche B-2 Term Loans,” appearing in clause (A) at the end thereof.

(b)           Effective as of the Third Amendment Effective Date, Schedule 1.01(b) of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex I hereto.

SECTION 3.  Reference To And Effect Upon The Credit Agreement.

(a)           From and after the Third Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Credit Document, shall mean the Credit Agreement as modified hereby, and (ii) this Third Amendment shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(b)           Each Credit Party, by its signature below, hereby confirms that (i) its Guaranty and each Security Document to which it is a party remains in full force and effect and (ii) its Guaranty and each Security Document to which it is a party covers all Obligations, in each case after giving effect to this Third Amendment.

(c)           This Third Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

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SECTION 4.  Effectiveness.

(a)           This Third Amendment shall become effective at such time (the “Third Amendment Effective Date”) when each of the following conditions shall have been satisfied (or waived by the Delta Initial Lenders):

(i)            this Third Amendment shall have been duly executed and delivered by the Borrower, the other Credit Parties, the Revolving Commitment Increase Lenders and the Administrative Agent;

(ii)           prior to, or substantially concurrently with the Third Amendment Effective Date, the Delta Refinancing shall have been (or shall be) consummated;

(iii)          subject to the Limited Conditionality Provision (as defined below), each of the Delta Target Entities, to the extent required to become a Subsidiary Guarantor pursuant to Section 9.10(d) of the Credit Agreement (determined without regard to any grace periods contained therein), shall have executed and delivered to the Delta Lead Arrangers (and/or to the Administrative Agent or the Collateral Trustee (as appropriate)) an Additional Guarantor Accession Agreement (as defined in the Intercreditor Agreement) and a supplement in the form of Exhibit A to the Guarantee and Collateral Agreement and the Delta Lead Arrangers (and/or the Administrative Agent (as appropriate)) shall have received (in each case, subject to the Limited Conditionality Provision):

A.                  (v) customary closing certificates with respect to the Delta Target Entities that become Credit Parties on the Third Amendment Effective Date in form and substance consistent with those delivered on the Second Amendment Effective Date, (w) a good standing certificate (or local equivalent) from the jurisdiction of organization of each Delta Target Entity that becomes a Credit Party on the Third Amendment Effective Date dated as of a recent date, (x) a Notice of Borrowing with respect to the Incremental Tranche C Term Loans and/or Revolving Loans, in each case, that are to be made on the Third Amendment Effective Date (it being agreed that no Notice of Borrowing or notice of repayment shall be required in connection with the borrowings and adjustments set forth in Section 7 hereof), (y) a customary (as determined by the Borrower in consultation with the Delta Lead Arrangers) legal opinion received from White & Case LLP, New York counsel to the Credit Parties, and addressed to the Administrative Agent, the Collateral Trustee and the Incremental Lenders and dated the Third Amendment Effective Date, and (z) the results of UCC, tax and judgment lien searches with respect to each of the Delta Target Entities that become Credit Parties on the Third Amendment Effective Date run in the jurisdiction of formation of each such Delta Target Entity;

B.                  a solvency certificate from the chief financial officer (or other officer with reasonably equivalent responsibilities) of the Borrower substantially in the form delivered on the Second Amendment Effective Date; and

C.                  the other documents and instruments required to be delivered pursuant to Section 9.10(d) of the Credit Agreement (without giving regard to the deadlines for delivery set forth therein but subject to the Limited Conditionality Provision) necessary to establish that the Collateral Trustee will have perfected security interests

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in the Collateral to be acquired on the Third Amendment Effective Date pursuant to the Delta Transactions;

(iv)          substantially concurrently with the effectiveness of the Incremental Tranche B Revolver Increase and the availability of the Incremental Tranche C Term Loans on the Third Amendment Effective Date, the Delta Acquisition shall be consummated in accordance with the terms of the Delta Acquisition Agreement; but without giving effect to any amendments, waivers or consents by the Borrower that are materially adverse to the interests of the Delta Initial Lenders in their respective capacities as such without the consent of the Delta Initial Lenders, such consent not to be unreasonably withheld, delayed or conditioned (it being understood that (a) any decrease in the purchase price shall not be materially adverse to the interests of the Delta Initial Lenders so long as such decrease is allocated to reduce the Incremental Tranche C Term Loans and the Equity Financing (as defined in the Delta Acquisition Agreement) on a dollar-for-dollar basis (it being understood and agreed that any decrease in the purchase price due to purchase price adjustments contemplated in the Acquisition Agreement as in effect on February 24, 2016 shall not (i) be materially adverse to the Delta Initial Lenders or (ii) require any reduction of the Incremental Tranche C Term Loans and the Equity Financing (as defined in the Delta Acquisition Agreement)), (b) any increase in the purchase price shall not be materially adverse to the Delta Initial Lenders so long as such increase is funded by amounts available to the Borrower to fund such increase (it being understood and agreed that any increase in the purchase price due to purchase price adjustments contemplated in the Acquisition Agreement as in effect on February 24, 2016 shall not be materially adverse to the Delta Initial Lenders), (c) the granting of any consent under the Acquisition Agreement that is not materially adverse to the interests of the Delta Initial Lenders shall not otherwise constitute an amendment or waiver) and (d) any amendment, amendment and restatement of, or other waiver or consent to, the Delta Acquisition Agreement to (i) reflect the Borrower as the sole “Sponsor” thereunder and related changes to reflect the Borrower as providing all of the Equity Financing contemplated (and as defined) therein (with no reduction to the aggregate amount thereof) and/or (ii) reflect the Incremental Tranche B Revolver Increase and the Incremental Tranche C Term Loans as the Debt Financing thereunder, in each case shall not be materially adverse to the Delta Initial Lenders.

(v)           the Delta Acquisition Agreement Representations and the Delta Specified Representations shall be true and correct in all material respects;

(vi)          except as set forth on Schedule 5.7 to the Delta Acquisition Agreement as in effect on February 24, 2016, since December 31, 2015, there has not been any event, change, occurrence or circumstance that has had, or would reasonably be expected to result in, a Delta Acquisition Funding Date Material Adverse Effect;

(vii)                         the Delta Initial Lenders shall have received (a) the audited consolidated balance sheets of the Delta Target, as of and for the years ended December 31, 2013, 2014 and 2015 and the audited consolidated statements of income, cash flows and shareholder’s equity for the twelve-month periods ended December 31, 2013, 2014 and 2015, (b) unaudited consolidated balance sheets and related statements of income and cash

14

flows of the Delta Target for each fiscal quarter (except the fourth fiscal quarter of any fiscal year) commencing with the fiscal quarter ending March 31, 2016 and ended at least 45 days prior to the Third Amendment Effective Date and (c) a pro forma consolidated balance sheet and related pro forma statement of income of the Borrower as of the last day of and for the most recently completed four fiscal quarter period ended at least 45 days prior to the Third Amendment Effective Date for which financial statements were required to be delivered pursuant to preceding clause (b), prepared after giving effect to the Delta Transactions as if the Delta Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income) (it being agreed that the filing by the Borrower with the SEC of the pro forma financial statements contained in the Form 8K filed by the Borrower in connection with the Delta Transactions satisfy this clause (c) for all purposes hereof);

(viii)        all fees required to be paid on the Third Amendment Effective Date and all expenses required to be paid on the Third Amendment Effective Date, in each case, in connection with the effectiveness of the Incremental Tranche B Revolver Increase and the incurrence of the Incremental Tranche C Term Loans and, in the case of expenses, to the extent invoiced at least two Business Days prior to the Third Amendment Effective Date, shall have been paid;

(ix)          the Delta Lead Arrangers (and/or the Administrative Agent (as applicable)) shall have received at least three business days prior to the Third Amendment Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by the Delta Initial Lenders at least ten days in advance of the Third Amendment Effective Date; and

(x)           the conditions precedent to the incurrence of the Incremental Tranche B Revolver Increase and the Incremental Tranche C Term Loans set forth in Section 2.15(a) (v) of the Credit Agreement shall have been satisfied (provided that, for the avoidance of doubt, it is understood and agreed by the parties to this Third Amendment that the conditions applicable to the incurrence of the Incremental Tranche C Term Loans or the effectiveness of the Incremental Tranche C Revolver Increase set forth in clauses (ii) and (iv) of Section 2.15(a) of the Credit Agreement (and clause (v) of such Section as it relates to such clauses (ii) and (iv)) shall not be conditions to the occurrence of the Third Amendment Effective Date or to the incurrence of the Incremental Tranche C Loans or the effectiveness of the Incremental Tranche C Revolver Increase).

(b)           Notwithstanding anything in this Third Amendment or any letter agreement or other undertaking concerning the financing of the transactions contemplated by this Third Amendment to the contrary, (i) the terms of the documentation entered into in connection with the establishment of the Incremental Tranche B Revolver Increase and the incurrence of the Incremental Tranche C Term Loans on the Third Amendment Effective Date shall be in a form such that they do not impair the availability of the Incremental Tranche B Revolver Increase or the Incremental Tranche C Term Loans on the Third Amendment Effective Date if the conditions set forth in Section 4(a) hereof are satisfied or waived by the Delta Initial Lenders (and, if applicable,

15

waived in accordance with the terms of the Credit Agreement), it being understood that, (1) to the extent any lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Third Amendment Effective Date (other than (x) a lien on Collateral that may be perfected solely by the filing of a financing statement under the UCC and (y) a pledge of the equity interests in the Delta Target Entities directly acquired by the Borrower on the Third Amendment Effective Date and constituting Collateral required to be pledged under the Credit Agreement with respect to which a lien may be perfected by the delivery of a stock (or equivalent) certificate) after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such lien search or Collateral shall not constitute a condition precedent to the availability of the Incremental Tranche B Revolver Increase or to the availability and initial funding of the Incremental Tranche C Term Loans on the Third Amendment Effective Date but may instead be delivered and/or perfected within 60 days (or, with respect to any Mortgage, 90 days) (or, in each case, such longer period as the Collateral Trustee may agree in its reasonable discretion) after the Third Amendment Effective Date pursuant to arrangements consistent with the requirements of Section 9.10 of the Credit Agreement and (2) without limitation of clause (1), with respect to guarantees and security to be provided by the Delta Target Entities as set forth in Section 4(a)(iii) that are required to become Subsidiary Guarantors, if such guarantees and security cannot be provided as a condition precedent because the directors or managers of such entities have not authorized such guarantees and security and the elections of new directors or managers to authorize such guarantees and security has not taken place prior to the Third Amendment Effective Date (such guarantees and security, “Duly Authorized Guarantees and Security” and any such entity subject to such limitation referenced to in this clause (2), each, a “Deferred Loan Party”), such elections shall take place, such authorizations shall be provided and such Duly Authorized Guarantees and Security (and the documentation required to be delivered by such Deferred Loan Parties pursuant to Section 4(a)(iii)) shall be provided no later than 11:59 p.m. (New York City time) on the Third Amendment Effective Date, and (ii) the only conditions (express or implied) to the availability of the Incremental Tranche B Revolver Increase or to the availability and initial funding of the Incremental Tranche C Term Loans on the Third Amendment Effective Date are those expressly set forth in Section 4(a) hereof, and such conditions shall be subject in all respects to the provisions of this Section 4(b).  This paragraph and the provisions contained herein are referred to in this Third Amendment as the “Limited Conditionality Provision”.

SECTION 5.  Definitions. As used in this Third Amendment, the following terms have the meaning specified below:

“Delta Acquisition” means the purchase by the Borrower, directly or indirectly, of one hundred percent (100%) of the voting equity interests of the Delta Target.

“Delta Acquisition Agreement” means the Stock Purchase Agreement, dated February 24, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof, together with all schedules and exhibits thereto), among inter alia, Atlas Power Finance, LLC, an indirect domestic Subsidiary of the Borrower, and International Power, S.A., whereby the Borrower, indirectly, will consummate the Delta Acquisition.

“Delta Acquisition Agreement Representations” means such of the representations made

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by or on behalf of the Delta Target Entities in the Delta Acquisition Agreement as are material to the interests of the Delta Initial Lenders, but only to the extent that the Borrower or the Borrower’s applicable Affiliate has the right to terminate its obligations under the Delta Acquisition Agreement or refuse to consummate the Delta Acquisition as a result of a breach of such representations in the Delta Acquisition Agreement.

“Delta Acquisition Funding Date Material Adverse Effect” a Material Adverse Effect (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016).

“Delta Initial Lenders” means Morgan Stanley Senior Funding, Inc, BNP Paribas, Crédit Agricole Corporate and Investment Bank, and SunTrust Bank, in their capacity as Incremental Lenders on the Third Amendment Effective Date.

“Delta Lead Arrangers” means Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Royal Bank of Canada and The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Securities Corp, Crédit Agricole Corporate and Investment Bank, and SunTrust Robinson Humphrey, Inc., in their capacities as joint lead arrangers and joint bookrunners for the Incremental Tranche C Term Loans.

“Delta Refinancing” means the repayment, redemption, defeasance, discharged, refinancing or termination (including by way of provision of the irrevocable notice for the repayment or redemption thereof) of existing third party debt for borrowed money of the Target Entities and all security and guarantees in respect thereof released and discharged except to the extent permitted to remain outstanding pursuant to the terms of the Delta Acquisition Agreement

“Delta Specified Representations” means the representations and warranties set forth in the Credit Agreement made with respect to the Borrower and the Guarantors relating to: organizational existence; organizational power and authority (as it relates to due authorization, execution and delivery of this Third Amendment); due authorization, execution and delivery of this Third Amendment, and enforceability, in each case, as it relates to entering into and performance under this Third Amendment; solvency on the Third Amendment Effective Date (after giving effect to the Delta Transactions) of the Borrower and its subsidiaries taken as a whole; no conflicts of this Third Amendment with charter documents; Federal Reserve margin regulations; the Investment Company Act; the PATRIOT Act; OFAC; FCPA; and, subject to the Limited Conditionality Provision, the validity and perfection of security interests with respect to the Collateral to be acquired on the Third Amendment Effective Date pursuant to the Delta Transactions (subject to security interests and liens permitted under the Credit Agreement).

“Delta Target” means GDF Suez Energy North America, Inc.

“Delta Target Entities” means collectively, GDF Suez Energy North America, Inc. and its subsidiaries to be acquired pursuant to the Delta Acquisition Agreement.

“Delta Transactions” means, collectively: (1) the Delta Acquisition, (2) the Borrower obtaining the Incremental Tranche B Revolver Increase, (3) the Borrower obtaining the Incremental Tranche C Term Loans, (4) the Delta Refinancing and (5) the payment of fees, premiums, expenses and other transaction costs incurred in connection with the foregoing, including to fund any original issue discount and upfront fees (the “Transaction Costs”).

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“Dynegy Finance IV” means, Dynegy Finance IV, Inc., a Wholly-Owned Domestic Subsidiary of the Borrower that is an Unrestricted Subsidiary.

“Dynegy Finance IV Credit Agreement” means the Term Loan Credit Agreement, dated as of June 27, 2016, among Dynegy Finance IV, the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent, as amended, restated, amended and restated, refinanced and/or replaced from time to time.

“Dynegy Finance IV Credit Documents” means, collectively, the Dynegy Finance IV Credit Agreement and the Dynegy Finance IV Escrow Agreement.

“Dynegy Finance IV Escrow Agreement” means the Escrow Agreement, dated as of June 27, 2016, among Dynegy Finance IV, the Morgan Stanley Senior Funding, Inc., as administrative agent and Wilmington Trust, National Association, as escrow agent, as amended, restated, amended and restated, refinanced and/or replaced from time to time.

SECTION 6.  Conversion and Deemed Issuance.        It is understood and agreed by the parties to this Third Amendment that, notwithstanding anything to the contrary contained herein or in any other Credit Document, upon the Third Amendment Effective Date, (w) the outstanding principal amount of Term Loans outstanding pursuant to and as defined in the Dynegy Finance IV Credit Agreement (i.e., the original principal amount of such Term Loans less all voluntary and mandatory prepayments previously made with respect thereto pursuant to Sections 5.01 and 5.02 of the Dynegy Finance IV Credit Agreement) that are released from escrow to or at the direction of the Borrower or Dynegy Finance IV pursuant to the terms of the Dynegy Finance IV Credit Documents shall be automatically converted into Incremental Tranche C Term Loans, which shall be deemed issued under, and outstanding pursuant to, this Third Amendment and the Credit Agreement (the “Conversion and Deemed Issuance”); such released and converted loans, the “Converted Loans”), (x) upon the Conversion and Deemed Issuance the lenders of the Converted Loans shall be deemed to be Incremental Tranche C Term Lenders for all purposes hereunder and under the Credit Agreement, (y) upon the Conversion and Deemed Issuance, all accrued but unpaid interest in respect of the Converted Loans shall continue to accrue and shall become payable, as set forth in Section 2.08(d) of the Credit Agreement and (z) the Conversion and Deemed Issuance of the Converted Loans shall satisfy the obligations of the Tranche C Term Lenders to make Incremental Tranche C Term Loans to the Borrower on the Third Amendment Effective Date pursuant to the terms hereof in an amount equal to (but not in excess of) the aggregate principal amount of such Converted Loans.

SECTION 7.  Loan Adjustments.    In accordance with Section 2.15(h) of the Credit Agreement, upon the incurrence of the Incremental Tranche B Revolver Increase, (x) each RL Lender immediately prior to such incurrence will automatically and without further act be deemed to have assigned to each Incremental Revolving Lender, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such RL Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swingline Loans held by each RL Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving

18

Loan Commitments of all RL Lenders represented by such RL Lender’s Revolving Loan Commitment and (y) if, on the Third Amendment Effective Date, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of the Incremental Tranche B Revolver Increase be prepaid from the proceeds of Revolving Loans made under the Credit Agreement (reflecting such increase in Revolving Loan Commitments pursuant to the Incremental Tranche B Revolver Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender pursuant to such prepayment in accordance with Section 2.11 of the Credit Agreement.

SECTION 8.  Waiver.        Except as explicitly set forth in Section 4 of this Third Amendment, each Additional Lender and Lender party hereto agrees, solely with respect to the occurrence of the Third Amendment Effective Date and the Credit Events to occur on the Third Amendment Effective Date (including the incurrence of the Incremental Tranche C Term Loans and the incurrence of the Incremental Tranche B Revolver Increase), (x) to waive any conditions precedent to the incurrence of the Incremental Tranche C Term Loans and the Incremental Tranche B Revolver Increase set forth in Section 7 of the Credit Agreement, (y) for the avoidance of doubt, the conditions applicable to the incurrence of the Incremental Tranche C Term Loans and the effectiveness of the Incremental Tranche C Revolver Increase set forth in clauses (ii) and (iv) of Section 2.15(a) of the Credit Agreement (and clause (v) of such Section as it relates to such clauses (ii) and (iv)) shall not be conditions to the occurrence of the Third Amendment Effective Date and (z) the funding of the Incremental Tranche C Term Loans may be effected through the release of escrowed funds incurred by Dynegy Finance IV (pursuant to the Dynegy Finance IV Credit Documents) for such purpose and disbursed to, or at the direction of, the Borrower and/or Dynegy Finance IV, which disbursement may be deemed to be the funding of the Incremental Tranche C Term Loans (including by way of the conversion of loans described in Section 6 hereof and in the Dynegy Finance IV Credit Agreement).

SECTION 9.  Counterparts, Etc.     This Third Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Third Amendment by delivering by facsimile or other electronic transmission a signature page of this Third Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute part of this Third Amendment for any other purpose.

SECTION 10.  Termination.            In the event that the Third Amendment Effective Date does not occur on or before 11:59 p.m., New York City time, on the earliest of (a) the Termination Date (as defined in the Delta Acquisition Agreement as in effect on February 24, 2016, without regard to any extensions provided for therein) if the Delta Acquisition shall not have occurred on or prior to such date, (b) the date of the termination of the Delta Acquisition Agreement by the Borrower or its respective Subsidiaries or with the written consent of the Borrower or its respective Subsidiaries, in each case prior to the closing of the Delta Acquisition and (c) the date of the closing of the Delta Acquisition without the use of the Incremental Tranche C Term Loans, then this Third Amendment shall automatically terminate unless the Borrower and the initial Incremental Lenders shall, in their sole discretion, agree to an extension.  Each party

19

hereto, on behalf of itself and its applicable affiliates, agrees that, in the event the Atlas Commitment Letter (as defined in the Engagement Letter relating to this Third Amendment) has not been terminated by the Borrower (or its applicable affiliate) on or prior to July 31, 2016, this Third Amendment shall automatically terminate and be of no further force and effect.

SECTION 11.  Governing Law. This Third Amendment and the rights and obligations of the parties under this Third Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York; provided, that (a) the interpretation of the definition of “Delta Acquisition Funding Date Material Adverse Effect” (and whether or not a Delta Acquisition Funding Date Material Adverse Effect has occurred), (b) the determination of the accuracy of any Delta Acquisition Agreement Representation and whether as a result of any inaccuracy thereof the Borrower or its applicable Affiliate has the right to terminate its obligations under the Delta Acquisition Agreement or refuse to consummate the Delta Acquisition and (c) the determination of whether the Delta Acquisition has been consummated in accordance with the terms of the Delta Acquisition Agreement and, in any case, claims or disputes arising out of any such interpretation or determination or any aspect thereof, in each case, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.  Each of the parties hereto irrevocably agrees to waive all right to trial by jury in any suit, action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Third Amendment.

SECTION 12.  Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of or relating to this Third Amendment, the transactions contemplated hereby or the performance of services hereunder and agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in such New York state, or to the extent permitted thereby, such federal court sitting in the Borough of Manhattan in the City of New York (or any appellate court therefrom) and (b) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit or the judgment or in any other matter provided by law.  You and we agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Upon the Third Amendment Effective Date, the provisions of this Section 12 shall be replaced with the corresponding provisions under the Credit Agreement.

SECTION 13.  Direction; Administrative Agent. The Incremental Lenders party hereto hereby direct the Administrative Agent to execute and deliver this Third Amendment.  Notwithstanding anything herein to the contrary, it is understood and agreed by the parties hereto that (i) the protections afforded to the Administrative Agent in Section 12.05 of the Credit Agreement shall extend to any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order, electronic mail message, telephone message or other electronic medium signed, or other document or conversation or other information sent or

20

made by Administrative Agent (under and as defined in the Dynegy Finance IV Credit Document, the “Escrow Loans Administrative Agent”) in connection with any Conversion and Deemed Issuance of the Converted Loans (including, without limitation, with respect to the aggregate principal amount of the Converted Loans (or any portion thereof) outstanding on the Third Amendment Effective Date, the identity and administrative details of the lenders with respect to the Converted Loans outstanding on the Third Amendment Effective Date and the amount of any accrued and unpaid interest, fees or other amounts with respect thereto on the Third Amendment Effective Date) and (ii) the Administrative Agent may deem and treat each lender of Converted Loans specified in the register delivered to it by the Escrow Loans Administrative Agent in connection with the Converted Loans with respect to any amount owing under the Dynegy Finance IV Credit Agreement as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with, or delivered to, the Administrative Agent.  The provisions set forth in this Section 13 may not be amended, waived or otherwise modified without the written consent of the Administrative Agent.

[Signature Pages to follow]

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IN WITNESS WHEREOF, this Third Amendment has been executed by the parties hereto as of the date first written above.

DYNEGY INC.

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

BLUE RIDGE GENERATION LLC
CASCO BAY ENERGY COMPANY, LLC
DYNEGY COAL HOLDCO, LLC
DYNEGY COAL INVESTMENTS HOLDINGS, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.
DYNEGY ENERGY SERVICES, LLC
DYNEGY ENERGY SERVICES (EAST), LLC
DYNEGY EQUIPMENT, LLC
DYNEGY GAS HOLDCO, LLC
DYNEGY GAS IMPORTS, LLC
DYNEGY GAS INVESTMENTS, LLC
DYNEGY GAS INVESTMENTS HOLDINGS, LLC
DYNEGY GASCO HOLDINGS, LLC
DYNEGY KENDALL ENERGY, LLC
DYNEGY MARKETING AND TRADE, LLC
DYNEGY MIDWEST GENERATION, LLC
DYNEGY MORRO BAY, LLC
DYNEGY MOSS LANDING, LLC
DYNEGY OAKLAND, LLC
DYNEGY POWER, LLC
DYNEGY POWER MARKETING, LLC
DYNEGY SOUTH BAY, LLC
HAVANA DOCK ENTERPRISES, LLC
ONTELAUNEE POWER OPERATING COMPANY, LLC
SITHE/INDEPENDENCE LLC

By:
Name:
Title:

BLACK MOUNTAIN COGEN, INC.
DYNEGY ADMINISTRATIVE SERVICES COMPANY
DYNEGY GLOBAL LIQUIDS, INC.
DYNEGY OPERATING COMPANY
DYNEGY POWER GENERATION INC.
ILLINOVA CORPORATION
SITHE ENERGIES, INC.

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

MASSPOWER, a Massachusetts general partnership
By: Masspower Partners II, LLC, its Managing
Partner

By:
Name:
Title:

DIGHTON POWER, LLC
DYNEGY RESOURCE II, LLC
DYNEGY RESOURCE III, LLC
DYNEGY RESOURCE HOLDINGS, LLC
DYNEGY RESOURCES GENERATING HOLDCO, LLC
DYNEGY RESOURCES HOLDCO I, LLC
DYNEGY RESOURCES HOLDCO II, LLC
DYNEGY RESOURCES MANAGEMENT, LLC
ELWOOD ENERGY HOLDINGS, LLC
ELWOOD ENERGY HOLDINGS II, LLC
ELWOOD EXPANSION HOLDINGS, LLC
ELWOOD SERVICES COMPANY, LLC
EQUIPOWER RESOURCES CORP.
KINCAID ENERGY SERVICES COMPANY, LLC
KINCAID GENERATION, L.L.C.
KINCAID HOLDINGS, LLC
LAKE ROAD GENERATING COMPANY, LLC
LIBERTY ELECTRIC POWER, LLC
MASSPOWER HOLDCO, LLC
MASSPOWER PARTNERS I, LLC
MASSPOWER PARTNERS II, LLC
MILFORD POWER COMPANY, LLC
RICHLAND GENERATION EXPANSION, LLC
RICHLAND-STRYKER GENERATION LLC
RSG POWER, LLC
TOMCAT POWER, LLC

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

DYNEGY COAL GENERATION, LLC
DYNEGY COMMERCIAL ASSET MANAGEMENT, LLC
DYNEGY CONESVILLE, LLC
DYNEGY DICKS CREEK, LLC
DYNEGY FAYETTE II, LLC
DYNEGY GAS GENERATION, LLC
DYNEGY GENERATION HOLDCO, LLC
DYNEGY HANGING ROCK II, LLC
DYNEGY KILLEN, LLC
DYNEGY LEE II, LLC
DYNEGY MIAMI FORT, LLC
DYNEGY RESOURCE I, LLC
DYNEGY STUART, LLC
DYNEGY WASHINGTON II, LLC
DYNEGY ZIMMER, LLC

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as an Incremental Term Lender

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

BNP PARIBAS, as an Incremental Revolving Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as an Incremental Revolving Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

SUNTRUST BANK, as an Incremental Revolving Lender

By:
Name:
Title:

Signature Page to Third Amendment to Dynegy Credit Agreement

SCHEDULE I

Incremental Lenders

Incremental Lender	Incremental Tranche B Revolver Increase	Incremental Tranche C Term Loan Commitment
Morgan Stanley Senior Funding, Inc.	—	$2,000,000,000
BNP Paribas	$25,000,000	—
Credit Agricole Corporate and Investment Bank	$25,000,000	—
SunTrust Bank	$25,000,000	—
Total	$75,000,000	$2,000,000,000

ANNEX I

Schedule 1.01(b) to Credit Agreement

Lender	Initial Revolving Loan Commitment	Letter of Credit Commitment	Initial Tranche B-1 Term Loan Commitment	Initial Tranche B-2 Term Loan Commitment	Incremental Tranche A Revolving Loan Commitment	Incremental Tranche B Revolving Loan Commitment	Incremental Tranche C Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$50,000,000	$261,000,000.00	$500,000,000.00	$800,000,000.00	$33,780,000	$57,890,000	—
Morgan Stanley Bank, N.A.	$50,000,000	$285,476,500.00	—	—	—	—	—
Morgan Stanley Senior Funding, Inc.	—	—	—	—	$33,780,000	$57,890,000	$2,000,000,000
Barclays Bank PLC	$50,000,000	$175,000,000.00	—	—	$33,770,000	$57,890,000	—
Deutsche Bank AG New York Branch	$50,000,000	—	—	—	$27,630,000	$47,370,000	—
Goldman Sachs Bank USA	$50,000,000	—	—	—	—	—	—
JPMorgan Chase Bank, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000	—

Bank of America, N.A.	$50,000,000	—	—	—	$27,630,000	$47,370,000	—
Royal Bank of Canada	$50,000,000	$275,000,000.00	—	—	$27,630,000	$47,370,000	—
UBS AG, Stamford Branch	$30,000,000	$77,500,000.00	—	—	$27,630,000	$47,370,000	—
MUFG Union Bank, N.A.	$25,000,000	—	—	—	$27,630,000	$22,370,000	—
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	—	—	—	—	—	$25,000,000	—
Wells Fargo Principal Lending	$10,000,000	—	—	—	—	—	—
Black Diamond CLO 2006-1 (Cayman) Ltd.	$5,000,000	—	—	—	—	—	—
Black Diamond CLO 2012-1 Ltd.	$5,000,000	—	—	—	—	—	—
Credit Agricole Corporate and Investment Bank	—	—	—	—	$27,630,000	$72,370,000	—
SunTrust Bank	—	—	—	—	$27,630,000	$72,370,000	—

BNP Paribas	—	—	—	—	$27,630,000	$72,370,000	—
Total	$475,000,000.00	—	$500,000,000.00	$800,000,000.00	$350,000,000	$675,000,000.00	$2,000,000,000

EXHIBIT D-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to Section 5.04(f)(ii)(B)(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Term Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: [        ] [  ], 20[  ]

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EXHIBIT D-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to Section 5.04(f)(ii)(B)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [        ] [  ], 20[  ]

1

EXHIBIT D-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to Section 5.04(f)(ii)(B)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: [        ] [  ], 20[  ]

1

EXHIBIT D-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the TERM LOAN CREDIT AGREEMENT dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

Pursuant to Section 5.04(f)(ii)(B)(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Term Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: [        ] [  ], 20[  ]

EXHIBIT E

FORM OF ESCROW AGREEMENT

(See Separate Attached Form)

ESCROW AGREEMENT

ESCROW AGREEMENT (this “Agreement”), dated as of June 27, 2016, among Wilmington Trust, National Association, as escrow agent and securities intermediary (in such capacities, the “Escrow Agent”), Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”) and a wholly-owned subsidiary of Dynegy Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with the Term Loan Credit Agreement (as amended, restated, amended and restated, refinanced and/or replaced from time to time, the “Credit Agreement”) dated as of June 27, 2016, among the Borrower, the Company, the lenders party thereto from time to time (the “Lenders”), and Morgan Stanley Senior Funding, Inc., as administrative agent (for the avoidance of doubt, Wilmington Trust, National Association, in its capacity as Escrow Agent, is not a party to the Credit Agreement, shall have no duties or obligations thereunder and shall not be deemed to have knowledge of its terms);

WHEREAS, pursuant to the terms of the Credit Agreement, the Lenders are extending credit to the Borrower in the form of term loans in an aggregate principal amount of $2,000,000,000 (the “Term Loans”);

WHEREAS, the Borrower will deposit, or will cause to be deposited, into the Escrow Account (as defined below) the net proceeds from the incurrence of the Term Loans and other funds in the amounts and at the times set forth below;

WHEREAS, such funds will be used upon satisfaction of the escrow conditions set forth in Section 3(a) for the purposes described in Section 9.02 of the Credit Agreement;

WHEREAS, as security for their obligations under the Credit Agreement, the Borrower will, pursuant to the terms of this Agreement, grant to the Administrative Agent, for the sole and exclusive benefit of the Administrative Agent and the Lenders, a first priority security interest in and lien on the Escrow Account and the Collateral (as defined below); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be held in and disbursed from the Escrow Account and released from the security interest and lien described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Additional Amount” means an amount of cash equal to or, at the option of the Borrower in its sole discretion, greater than, the amount of funds, if any may be required, to increase the amounts deposited in the Escrow Account such that, after giving effect to any such deposit, the amount of Escrow Funds equals the outstanding principal amount of Term Loans plus, on each one month anniversary of the Closing Date, the Borrower’s reasonable estimate of the interest payments which will accrue with respect to the Term

Loans during the next one month period (in each case, based upon interest rates as in effect as such time).  The Escrow Agent shall have no duty or obligation to calculate any Additional Amount.

“Administrative Agent” has the meaning set forth in the preamble of this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or a place of payment.

“Closing Date” means June 27, 2016.

“Collateral” has the meaning set forth in Section 6(a).

“Company” has the meaning set forth in the preamble of this Agreement.

“Credit Agreement” has the meaning set forth in the recitals of this Agreement.

“Delta Acquisition” means the acquisition by the Company, directly or indirectly from International Power, S.A., of one hundred percent (100%) of the equity interests of GDF Suez Energy North America, Inc.

“Delta Acquisition Agreement” means that certain Stock Purchase Agreement, dated February 24, 2016, among inter alia, Atlas Power Finance, LLC, the indirect domestic subsidiary of the Company, and International Power, S.A., (as may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time in accordance with its terms, together with all schedules and exhibits thereto) pursuant to which the Company, indirectly, will consummate the Delta Acquisition.

“Delta Acquisition Escrow Conditions” has the meaning set forth in the Credit Agreement.

“Delta Acquisition Deadline” means 11:59 p.m., New York City time, on February 24, 2017.

“Delta Escrow Release Date” has the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Company.

“Eligible Escrow Investments” means: (i) investments in money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Securities Act of 1933, as amended (and the rules and regulations promulgated thereunder), and rated “AAAm” or “AAAm-G” or better by S&P and “Aaa,” “Aa1” or “Aa2” by Moody’s, including any such money market fund for which the Escrow Agent or any of its Affiliates serves as investment manager, administrator, shareholder servicing agent and/or custodian and (ii) deposits in a noninterest-bearing account with the Escrow Agent; provided that such account has full FDIC coverage at least through the Delta Escrow Release Date.

“Escrow Account” has the meaning set forth in Section 2(b)(i).

“Escrow Agent” has the meaning set forth in the preamble of this Agreement.

“Escrow Funds” means amounts deposited by the Borrower with the Escrow Agent pursuant to Section 2(b)(ii) and/or 2(b)(iii).

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“Escrowed Property” has the meaning set forth in Section 2(b)(iv).

“Indemnified Person” has the meaning set forth in Section 5.

“Lenders” has the meaning set forth in the recitals of this Agreement.

“Release” has the meaning set forth in Section 3(a).

“Release Request” has the meaning set forth in Section 3(a).

“Representative Officer” means any officer of the Escrow Agent who has direct responsibility for the administration of this Agreement and shall also mean any other officer of the Escrow Agent to whom any matter related to this Agreement is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Secured Obligations” has the meaning set forth in Section 6(a).

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

2. Escrow Account; Escrow Agent.

(a)           Appointment of the Escrow Agent. Each of the Administrative Agent and the Borrower hereby appoints Wilmington Trust, National Association, as Escrow Agent in accordance with the terms and conditions set forth herein, and Wilmington Trust, National Association hereby accepts such appointment subject to the terms and conditions set forth herein.

(b)           Establishment of Escrow Account.

(i)           Concurrently with the execution and delivery hereof, the Escrow Agent shall establish a segregated escrow account in the name of the Administrative Agent (the “Escrow Account”) as follows:

Dynegy Finance IV, Inc. Term Loans Escrow Account:

Wilmington Trust, National Association

Manufacturers & Trader Trust Co.

ABA # 031100092

Acct # 116685-000

Acct Name: Dynegy Finance IV Term Loans Escrow Account

Attn: Global Capital Markets

(ii)          On the Closing Date, the Borrower shall deposit, or shall cause to be deposited, with the Escrow Agent, for credit into the Escrow Account, the proceeds of the Term Loans.

(iii)         On the Closing Date and on each other date as may be required pursuant to Section 9.03 of the Credit Agreement, the Borrower shall deposit, or shall cause to be deposited, with the Escrow Agent, for credit into the Escrow Account, the then applicable Additional Amount.

(iv)        The Borrower, the Administrative Agent and the Escrow Agent hereby agree that the “securities intermediary’s jurisdiction” of the Escrow Agent is the State of New York for purposes of the UCC, including Section 9-305 and 8-110 thereof.

(v)         The Escrow Agent shall accept the Escrow Funds and shall hold such securities, funds and the proceeds thereof in the Escrow Account. All amounts so deposited, and the interest

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on, and dividends, distributions and other payments or proceeds in respect of, any such deposits, less any amounts released pursuant to the terms of this Agreement, shall constitute the “Escrowed Property.” The Escrow Agent shall invest any portion of the Escrowed Property that is cash in Eligible Escrow Investments as shall be directed by the Borrower on the date hereof, and as may be further directed by the Borrower with respect to the Escrow Account in writing from time to time.  Any investment earnings and income on the Escrowed Property shall become part of the Escrowed Property, and shall be disbursed in accordance with this Agreement. All such property shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account and all property held therein by the Escrow Agent shall be under the “control” (within the meaning of Section 9-104 of the UCC) of the Administrative Agent for the benefit of itself and the Lenders.

(vi)        The Escrow Agent shall liquidate any Escrowed Property in the Escrow Account as directed in writing at any time by the Borrower.

(vii)       The obligation and liability of the Escrow Agent to make the payments and transfers required by this Agreement shall be limited to the Escrowed Property. The Escrow Agent shall not be liable for any loss resulting from any investment made pursuant to this Agreement in compliance with the provisions hereof or any shortfall in the value of the Escrowed Property that might result therefrom.

(c)           Escrow Agent Compensation; Expense Reimbursement.  The Borrower shall reimburse the Escrow Agent, upon request, for all expenses, disbursements and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including the reasonable compensation, expenses and disbursements of its counsel. The Escrow Agent shall be paid any such expenses owed to it directly by the Borrower and shall not disburse from the Escrow Account any such amounts, nor shall the Escrow Agent have any interest in the Escrow Account with respect to such amounts unless the Borrower shall be unable to pay or cause to be paid to the Escrow Agent such amounts due to a lack of assets (or access to assets), in which case the Escrow Agent shall be entitled to a lien on the Escrowed Property to secure such unpaid amounts. The provisions of this clause shall survive the termination of this Agreement and survive the resignation or removal of the Escrow Agent.

(d)           Substitution of Escrow Agent. The Escrow Agent may resign by giving no less than 30 Business Days’ prior written notice to the Borrower and the Administrative Agent. Such resignation shall take effect upon the later to occur of (i) delivery of all Escrowed Property maintained by the Escrow Agent hereunder and copies of all books, records and other documents in the Escrow Agent’s possession relating to the Escrowed Property or this Agreement, in each case to a successor escrow agent approved by the Borrower (which approvals shall not be unreasonably withheld or delayed) and to accounts under the control of the Administrative Agent, provided that the “securities intermediary’s jurisdiction” of such successor escrow agent shall be the State of New York for purposes of the UCC, including 9-305 and 8-110 thereof, and (ii) the Borrower, the Administrative Agent and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the Lenders (as reasonably determined by the Borrower) and the Administrative Agent than this Agreement. The Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith, except to the limited extent set forth in Section 4. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to the Borrower and the Administrative Agent, the Escrow Agent may apply at the expense of the Borrower to a court of competent jurisdiction for the appointment of a successor escrow agent.

3. Release of Escrowed Property.

(a)           If at any time on or prior to the Delta Acquisition Deadline, the Borrower delivers to the

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Escrow Agent and the Administrative Agent a written request substantially in the form set forth in Annex I hereto (a “Release Request”) certifying that, prior to or concurrently with the release of the Escrowed Property from the Escrow Account (the “Release”) the Delta Acquisition Escrow Conditions shall have been satisfied, the Escrow Agent shall release all of the Escrowed Property held by it in the Escrow Account to or as directed by the Borrower (the date of such release, the “Delta Escrow Release Date”), by wire transfer of immediately available funds in accordance with the instructions set forth in the Release Request no later than 12:00 p.m. (New York City time) on the Business Day immediately following the date such Release Request is delivered.

(b)           If:

(i)           at 11:59 p.m. (New York City time) on the Delta Acquisition Deadline, the Escrow Agent has not received a Release Request certifying that the Delta Acquisition Escrow Conditions have been satisfied on or prior to the Delta Acquisition Deadline; or

(ii)          the Borrower notifies the Escrow Agent and the Administrative Agent in writing substantially in the form set forth in Annex II hereto that (A) the Borrower has determined that the Delta Acquisition will not be consummated on or before the Delta Acquisition Deadline, (B) the Delta Acquisition Agreement has been terminated or (C) the Credit Agreement has been terminated;

the Escrow Agent, without the requirement of notice or action by the Borrower, the Administrative Agent or any other person or entity, shall, within one Business Day, liquidate all Escrowed Property then held by it in the Escrow Account and release all amounts to the Administrative Agent by wire transfer or internal transfer of immediately available funds (in accordance with the instructions set forth in Schedule A of Annex II hereto) for the benefit of the Lenders relating to the Escrow Account.

(c)           Prior to the release of funds in the Escrow Account pursuant to Sections 3(a) and 3(b), amounts of the Escrowed Property shall from time to time be withdrawn from the Escrow Account, upon the written request of the Administrative Agent (with a copy to the Borrower), for application to interest then due and payable pursuant to the Credit Agreement. Upon receipt of an a written request from the Administrative Agent (with a copy to the Borrower) prior to 2:00 p.m. (New York City time), certifying that an interest payment is due on the Term Loans, the Escrow Agent shall liquidate (in the manner directed) an amount of the Escrowed Property from the Escrow Account sufficient to pay the interest becoming due on the Term Loans (as calculated by the Administrative Agent in accordance with the terms of the Credit Agreement and set forth in such written request) and release such cash amount to the Administrative Agent for payment of such interest on the Term Loans no later than 11:00 a.m. (New York City time) on the Business Day immediately following receipt of such written request.

(d)           The Administrative Agent undertakes to use its commercially reasonable efforts to notify the Escrow Agent and the Borrower at least three Business Days prior thereto of any expected release of Escrowed Property, but failure to do so shall not have any effect on the obligations of the Escrow Agent under this Agreement.

(e)           Concurrently with the execution of this Agreement, the Borrower and the Administrative Agent shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Escrow Agreement.  The Escrow Agent is authorized to confirm each funds transfer instruction received in the name of a party hereto, whether in writing, by telecopier or otherwise, by confirming via telephone call-back to an authorized individual of the applicable party as evidenced in Exhibit A-1 and Exhibit A-2, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated.  Once delivered to the Escrow Agent, Exhibit A-1 or Exhibit A-2 may be revised, supplemented or rescinded only in writing signed by an authorized representative of the applicable party in the manner set forth herein or therein.  Such revisions, supplements or rescissions shall be effective on the

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next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) (or, if earlier, when countersigned by the Escrow Agent).  If a revised Exhibit A-1 or Exhibit A-2 or a rescission of, or supplement to,  an existing Exhibit A-1 or Exhibit A-2 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either party, such document shall be accompanied by additional documentation reasonably requested by the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the applicable party (which, for the avoidance of doubt, shall be deemed to be satisfactory to the Escrow Agent if in the form of a certificate of merger of the applicable entity).  The Borrower and Administrative Agent agree that the security procedures set forth in this Section 3(e) are commercially reasonable.  The Borrower and Administrative Agent understand that the Escrow Agent’s inability to receive or confirm funds transfer instructions may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay, except to the extent that such loss shall have been caused by the gross negligence or willful misconduct of the Escrow Agent as finally determined by a court of competent jurisdiction.

4. Limitation of Escrow Agent’s Liability; Responsibilities of Escrow Agent. The Escrow Agent’s responsibility and liability under this Agreement shall be limited as follows:

(a)         the Escrow Agent does not represent, warrant or guaranty to the Administrative  Agent or the Lenders from time to time the performance of the Borrower;

(b)         the Escrow Agent shall have no responsibility to the Borrower, the Administrative Agent or the Lenders from time to time as a consequence of performance or non-performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent;

(c)         the Borrower shall remain solely responsible for all aspects of the Borrower’s business and conduct;

(d)         the Escrow Agent shall not be obligated to supervise, inspect or inform the Borrower or any third party of any matter referred to above; and

(e)         the Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

In no event shall the Escrow Agent be liable (i) for relying upon any judicial or administrative order or judgment (without any obligation to determine such court’s jurisdiction), upon any opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Borrower or the Administrative Agent in compliance with the provisions of this Agreement, (ii) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by it in good faith to be genuine and to have been signed or presented by the proper person, (iii) for any consequential, punitive or special damages, (iv) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians; provided, that such nominees, correspondents, designees, subagents or subcustodians were chosen with due care by the Escrow Agent, or (v) for an amount in excess of the value of the Escrowed Property then credited to the Escrow Account.

The rights and powers granted to the Escrow Agent hereunder are being granted in order to preserve and protect the Administrative Agent’s and the Lenders’ security interest in the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties (whether express or implied, and including fiduciary duties) on the Escrow Agent in connection therewith other than those imposed under applicable law. The Escrow Agent shall exercise the same degree of care in the custody and preservation of the Escrow Account as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to the Borrower, the

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Administrative Agent, the Lenders or any other party.

At any time the Escrow Agent may request in writing an instruction in writing from the Borrower, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request that it believes in good faith that such proposed course of action is not contrary to another identified provision of this Agreement. The Escrow Agent shall not be liable to the Borrower for acting without the applicable Borrower’s consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least five Business Days after the Borrower receives the Escrow Agent’s request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Borrower.

The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement, and the reasonable fees and expenses of such counsel shall be paid by the Borrower, and shall not be liable for any action taken or omitted in accordance with such advice, except for any such action taken or omitted in bad faith.

In the event of any ambiguity or conflict in the provisions of this Agreement with respect to any funds, securities or property deposited hereunder, or instruction, notice or certification delivered hereunder, the Escrow Agent shall be entitled to refrain from acting with respect to such funds, securities, or property or such instruction, notice or certification, and the Escrow Agent shall not be or become liable for its failure or refusal to act. The Escrow Agent shall be entitled to refuse to act until either any conflicting, ambiguous or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing reasonably satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary. The costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with such proceedings shall be paid by, and shall be deemed an obligation of the Borrower.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God, terrorism or war, the failure or malfunction of communication or computer systems, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

5. Indemnity. The Borrower shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, reasonable legal fees, and claims for damages (including those between or among the parties to this Agreement), arising from the Escrow Agent’s performance or non-performance, or in connection with the Escrow Agent’s acceptance of appointment as the Escrow Agent, under this Agreement, except to the extent that such liability, expense or claim shall have been caused by the gross negligence or willful misconduct of any such Indemnified Person as finally determined by a court of competent jurisdiction. The provisions of this Section 5 shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.

6. Grant of Security Interest; Instructions to Escrow Agent.

(a)           The Borrower hereby irrevocably grants a first priority security interest in and lien on, and

9

pledges, assigns, transfers and sets over to the Administrative Agent in its capacity as administrative agent under the Credit Agreement for its own benefit and the benefit of the Lenders, all of its respective right, title and interest in, to the extent applicable:

(i)           the Escrow Account, and all “financial assets” (as such term is defined in Section 8-102(a) of the UCC) and other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account, including, without limitation, all funds held therein, and all Eligible Escrow Investments held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2 with respect thereto;

(ii)          all “security entitlements” (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account;

(iii)         all claims and rights of whatever nature which the Borrower may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 6 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at DTC or any other clearing corporation) or any other “securities intermediary” (as such terms are defined in Section 8-102(a) of the UCC);

(iv)        all rights which the Borrower has under this Agreement with respect to the Term Loans and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and

(v)         all “proceeds” (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing

(collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Borrower under the Credit Agreement and any other obligation, now or hereafter arising, of every kind and nature, owed by the Borrower under the Credit Agreement to the Lenders or to the Administrative Agent with respect thereto or any predecessor Administrative Agent (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Administrative Agent’s security interest and lien as set forth above. Except with respect to the Escrow Agent pursuant to this Agreement, the Borrower shall not grant or cause or permit any other person or entity to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Borrower’s right, title or interest in the Escrow Account or any Collateral.

(b)         The Borrower and the Administrative Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

(i)           maintain the Escrow Account for the sole and exclusive benefit of the Administrative Agent on its behalf and on behalf of the Lenders to the extent specifically required herein; treat all property in the Escrow Account as “financial assets” (as defined in Section 8-102(a) of the UCC); subject to the final sentence of Section 6(c), take all steps reasonably specified in writing by the Administrative Agent or the Borrower with respect to the Escrow Account pursuant to this Section 6 to cause the Administrative Agent to enjoy continuous perfected first priority security interest under the UCC, any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the applicable Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Administrative Agent or, if applicable pursuant to this Agreement, the Escrow Agent;

(ii)          promptly notify the Administrative Agent and the Borrower if a Representative

10

Officer of the Escrow Agent receives written notice that any person or entity other than such Trustee or the Escrow Agent has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii)         in addition to requesting disbursement of amounts held in the Escrow Account pursuant to and in accordance with Section 3, upon an Event of Default under the Credit Agreement and for so long as such Event of Default continues, the Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The liens and security interests provided for in this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Administrative Agent and the Escrow Agent shall have no security interest in, any funds disbursed by the Escrow Agent pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Administrative Agent and shall have no authority to obligate the Administrative Agent or to compromise or pledge their security interests hereunder. Accordingly, the Escrow Agent is hereby directed to cooperate with the Administrative Agent in the exercise of their respective rights in the Collateral provided for herein.

(c)         The Borrower will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Administrative Agent and take any other actions that are necessary and requested by the Administrative Agent in writing to perfect, continue the perfection of, or protect the first priority of the Administrative Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Borrower also hereby authorizes the Administrative Agent to file any financing or continuation statements with respect to the Collateral in such jurisdictions and filing offices and containing such description of Collateral as are reasonably necessary in order to perfect the security interest granted herein without their respective signature (to the extent permitted by applicable law), and any such filing is hereby authorized to be made by the Administrative Agent or their counsel on behalf of the Administrative Agent. The Borrower shall pay all reasonable costs incurred in connection with any of the foregoing in accordance with the terms of Section 13.01 of the Credit Agreement. The Escrow Agent shall not have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

(d)         The Borrower hereby appoints the Administrative Agent as attorney-in-fact with full power of substitution to do any act that the Borrower is obligated hereby to do, and the Administrative Agent may, but shall not be obligated to, exercise such rights as the Borrower might exercise with respect to the Collateral and take any action in the Borrower’s name that the Administrative Agent has reasonably determined is necessary to protect the Administrative Agent’s security interest hereunder.

(e)         If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Administrative Agent directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with any such entitlement order or instructions without further consent by the Borrower, the Administrative Agent or any other person or entity.

(f)          The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC).

(g)         The Borrower hereby confirms that the arrangements established under this Section 6 constitute “control” by the Administrative Agent of the Escrow Account (as such term is defined in Article 8

11

of the UCC).  The Escrow Agent and the Borrower have not entered and will not enter into any agreement other than this Agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Administrative Agent with respect to the Escrow Account as set forth in this Section 6. In the event of any conflict with respect to control over the Escrow Account between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

(h)         The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account or any funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Escrow Account and the funds therein or credited thereto. Except as otherwise set forth herein, the Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein.

7. Termination. This Agreement and the security interests in the Escrowed Property evidenced by this Agreement shall terminate automatically and be of no further force or effect upon the distribution of all Escrowed Property in accordance with Section 3 hereof; provided, however, that the obligations of the Borrower under Section 2(c), Section 5 and Section 9(q)(iii) (and any existing claims thereunder) shall survive termination of this Agreement and the resignation or removal of the Escrow Agent. At such time, upon the written request of the Borrower, the Escrow Agent shall deliver to the Borrower (or its designee) all of the Escrowed Property hereunder that has not been disbursed or applied by the Escrow Agent in accordance with the terms of this Agreement. Such delivery shall be without warranty by or recourse to the Escrow Agent in its capacity as such, except as to the absence of any liens on the Escrowed Property created by the Escrow Agent, and shall be at the sole expense of the Borrower.

8. Security Interest Absolute. All rights of the Administrative Agent for its own benefit and the benefit of the Lenders and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of either the Credit Agreement or any other agreement or instrument relating thereto;

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement;

(c)           any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations; or

(d)           to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Secured Obligations or of this Agreement.

9. Miscellaneous.

(a)           Waiver. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

(b)           Invalidity. If for any reason whatsoever any one or more of the provisions of this

12

Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties’ intent.

(c)           Assignment. This Agreement is personal to the parties hereto, and the rights and duties of the Borrower hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

(d)           Benefit. This Agreement shall be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Agreement.

(e)           Entire Agreement; Amendments. This Agreement and the Credit Agreement contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Borrower from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Credit Agreement, and neither the Escrow Agent nor the Administrative Agent shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof; provided, for the avoidance of doubt, that the parties hereto may amend or supplement this Agreement without the consent of any Lender (as defined in the Credit Agreement) in order to (x) cure any ambiguity, omission, mistake, defect or inconsistency or (y) to conform the text of this Agreement to the Credit Agreement or any other any other Credit Document. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Escrow Agent or the Administrative Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Escrow Agent or the Administrative Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

(f)            Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received when actually received (i) on the day of delivery; (ii) three Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as set forth below; (iii) when transmitted by telecopy to the telecopy number set forth below with verbal confirmation of receipt by the telecopy operator; (iv) when transmitted by email or facsimile to the email address set forth below with confirmation of receipt (either verbally or electronically) or (v) one Business Day following the day timely delivered to a next-day air courier addressed as set forth below:

To the Escrow Agent:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Facsimile: 302-636-4149

Email: jfeil@wilmingtontrust.com

13

Attention: Joe Feil

To the Administrative Agent:

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Facsimile: (212) 507-6688

Email: AGENCY.BORROWERS@morganstanley.com
Attention:  Morgan Stanley Agency

To the Borrower:

Dynegy Finance IV, Inc.

c/o Dynegy Inc.

601 Travis Street

Suite 1400

Houston, Texas 77002
Facsimile: (713) 507-6588

Email: Catherine.James@dynegy.com
Attention:  General Counsel

With a copy to (which shall not constitute notice):

White & Case LLP

1155 Avenue of the Americas

New York, New York 10036

Facsimile: (212) 354-7615

Email: rmincemoyer@whitecase.com

Attention: R. Jake Mincemoyer, Esq.

or at such other address as the specified entity most recently may have designated in writing in accordance with this Section 9(f).

(g)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(h)           Captions. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

(i)            Choice of Law; Submission to Jurisdiction. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT JURISDICTION OVER SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT SHALL BE EXERCISED BY A COMPETENT COURT OF THE CITY AND STATE OF NEW YORK, OR BY A COMPETENT UNITED STATES COURT, SITTING IN NEW YORK CITY. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE ESCROW AGENT HEREBY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A TRIAL BY JURY AND TO ASSERT COUNTERCLAIMS OTHER THAN MANDATORY COUNTERCLAIMS IN ANY ACTION OR PROCEEDING RELATING TO OR ARISING FROM, DIRECTLY OR INDIRECTLY, THIS

14

AGREEMENT. THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENT TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE SHALL BE DEEMED COMPLETED TEN CALENDAR DAYS AFTER THE SAME IS SO MAILED. FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE, NEW YORK SHALL BE THE ESCROW AGENT’S JURISDICTION.

(j)            Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, reorganization, insolvency (including without limitation, all laws relating to fraudulent transfers), moratorium or other laws relating to or affecting creditors’ rights and remedies generally and except as the enforcement thereof is subject to equitable principles regardless of whether enforcement is considered in a proceeding at law or in equity). The execution, delivery and performance of this Agreement by the Borrower does not violate any applicable law or regulation to which the Borrower is subject and does not require the consent of any governmental or other regulatory body to which the Borrower is subject, except for such consents and approvals as have been obtained and are in full force and effect. The Borrower is, with respect to the Collateral delivered pursuant to this Agreement, the beneficial owner of such Collateral, free and clear of any Lien or claim of any person or entity (except for the security interest granted under this Agreement) and is the only “entitlement holders” (as defined in Section 8-102(a)(7) of the UCC) of the Escrow Account and the “financial assets” (as defined in Section 8-102(a) of the UCC).

(k)           Representations and Warranties of Escrow Agent and the Administrative Agent. The Escrow Agent hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms. The Administrative Agent hereby represent and warrant that the person executing this Agreement is duly authorized to so execute this Agreement, and that this Agreement has been duly executed and delivered on their behalf.

(l)            No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Borrower or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Agreement.

(m)          Interpretation of Agreement. All terms not defined herein or in the Credit Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Agreement relating to the Administrative Agent or the Borrower conflicts with the Credit Agreement, the Credit Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

(n)           Survival of Provisions. All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the termination of this Agreement.

(o)           Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity who opens an account. For a non-individual person or entity such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the

15

entity or other relevant documentation.

(p)           Security Advice. The Borrower acknowledges that regulations of the Comptroller of the Currency grant the Borrower the right to receive brokerage confirmations of the security transactions as they occur. The Borrower specifically waives such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

(q)           Income Tax Reporting.

(i)            The parties hereto agree that, for tax reporting purposes, all interest and other income from investment of the Escrowed Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Borrower, whether or not such income was disbursed during such calendar year.  The Escrow Agent shall be deemed the payor of any interest or other income paid upon investment of the Escrowed Property for purposes of performing tax reporting.  With respect to any other payments made under this Agreement, the Escrow Agent shall not be deemed the payor and shall have no responsibility for performing tax reporting.  The Escrow Agent’s function of making such payments is solely ministerial and upon express direction of the parties hereto.

(ii)           Prior to the Closing Date, the Borrower and Administrative Agent shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The Borrower and Administrative Agent understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Property.

(iii)          To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Property.  The Borrower shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this paragraph (iii) is in addition to the indemnification provided in Section 5 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

[Signature Pages Follow]

16

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first above written.

DYNEGY FINANCE IV, INC., as the Borrower

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:
Name:
Title:

[Signature Page to Dynegy Finance IV Escrow Agreement]

ANNEX I

DYNEGY FINANCE IV, INC.

[           ], 201[ ]

Wilmington Trust, National Association, as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Joe Feil

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Attention:  Morgan Stanley Agency

Re:          Dynegy Finance IV, Inc. – Release Request

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among you (as Escrow Agent), Morgan Stanley Senior Funding, Inc. (as Administrative Agent under the Credit Agreement (as defined therein)) and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This document constitutes a Release Request under the Escrow Agreement.

The Borrower hereby notifies you and certifies to you as follows pursuant to Section 3(a) of the Escrow Agreement that, prior to or concurrently with the release of the Escrowed Property from the Escrow Account, the Delta Acquisition Conditions have been satisfied.

[Signature Pages Follow]

The Borrower hereby notifies you and certifies to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3(a) of the Escrow Agreement and request that you release all such amounts as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this Release Request.

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS AND INTERNAL TRANSFER INSTRUCTIONS

[To be provided by the Borrower]

ANNEX II

DYNEGY FINANCE IV, INC.

[           ], 201[ ]

Wilmington Trust, National Association, as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: Joe Feil

Morgan Stanley Senior Funding, Inc.

1585 Broadway

New York, New York 10036
Attention:  Morgan Stanley Agency

Re:                             Dynegy Finance IV, Inc. – Request to Release Escrowed Funds

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among you (as Escrow Agent), Morgan Stanley Senior Funding, Inc. (as Administrative Agent under the Credit Agreement (as defined therein)) and Dynegy Finance IV, Inc., a Delaware corporation (the “Borrower”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

The Borrower hereby notifies you and certifies to you pursuant to Section 3(b) of the Escrow Agreement that it has determined that the Delta Acquisition will not be consummated on or before the Delta Acquisition Deadline][the Delta Acquisition Agreement has been terminated][the Credit Agreement has been terminated].

[Signature Pages Follow]

The Borrower hereby notifies you and certifies to you that the release of the entire amount of funds from the Escrow Account is currently permitted in accordance with Section 3(b) of the Escrow Agreement and request that you release all such amounts in accordance with the wire instructions set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrowed Property as specified in this notice.

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

Schedule A

WIRE INSTRUCTIONS AND INTERNAL TRANSFER INSTRUCTIONS

TO:	CITIBANK, N.A.
NEW YORK, NY 10043
VIA:	ABA # 021-000-089
ACCOUNT NAME:	MORGAN STANLEY SENIOR FUNDING, INC.
ACCOUNT NUMBER:	406-99-776
REF:	Dynegy Finance IV, Inc.
ATTN:	Loan Servicing

EXHIBIT A-1

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF BORROWER

Reference is made to that certain Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among Dynegy Finance IV, Inc. (the “Borrower”), Morgan Stanley Senior Funding, Inc., as Administrative Agent and Wilmington Trust, National Association, as Escrow Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Escrow Agreement.  The Borrower hereby designates each of the following persons as its authorized representatives for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such authorized representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this certificate (this “Exhibit A-1”) is attached, on behalf of the Borrower.

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-1-1

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

A-1-2

COMPLETE BELOW TO UPDATE EXHIBIT A-1

If the Borrower wishes to update this Exhibit A-1, the Borrower must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-1 with such changes.  Any updated Exhibit A-1 shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) of the Escrow Agreement (or, in each case, if earlier, when countersigned by the Escrow Agent) and shall supplement or entirely supersede and replace any prior Exhibit A-1 to the Escrow Agreement.

DYNEGY FINANCE IV, INC., as Borrower

By:

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

Date:

A-1-3

EXHIBIT A-2

CERTIFICATE AS TO AUTHORIZED REPRESENTATIVES

OF ADMINISTRATIVE AGENT

Reference is made to that certain Escrow Agreement, dated as of June 27, 2016 (the “Escrow Agreement”), among Dynegy Finance IV, Inc., Morgan Stanley Senior Funding, Inc., as Administrative Agent (the “Administrative Agent”) and Wilmington Trust, National Association, as Escrow Agent.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Escrow Agreement.  The Administrative Agent designates each of the following persons as its authorized representatives for purposes of the Escrow Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct.  Each such authorized representative is authorized to initiate and approve transactions of all types for the Escrow Account established under the Escrow Agreement to which this certificate (this “Exhibit A-2”) is attached, on behalf of the Administrative Agent.

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

Name (print):

Specimen Signature:

Title:

Telephone Number (required):	Office:

If more than one, list all applicable telephone numbers.	Cell:

E-mail (required):	Email 1:

If more than one, list all applicable email addresses.	Email 2:

COMPLETE BELOW TO UPDATE EXHIBIT A-2

If Administrative Agent wishes to update this Exhibit A-2, Administrative Agent must complete, sign and send to Escrow Agent an updated copy of this Exhibit A-2 with such changes.  Any updated Exhibit A-2 shall be effective on the next Business Day after delivery thereof (or, if delivered after 2:00 p.m. (New York City time) on the second Business Day after delivery thereof) to the Escrow Agent at its notice address set forth in Section 9(f) of the Escrow Agreement (or, in each case, if earlier, when countersigned by the Escrow Agent) and shall supplement or entirely supersede and replace any prior Exhibit A-2 to the Escrow Agreement.

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:

Name:

Title:

Date:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Escrow Agent

By:

Name:

Title:

Date:

EXHIBIT F

FORM OF ASSIGNMENT
AND
ASSUMPTION AGREEMENT(1)

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item [1][2] below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.]  Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below.  The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the][each] Assignee, and [the][each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Classes identified below ([the][each, an] “Assigned Interest”).  [Each][Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1.	Assignor:

2.	Assignee:	](2)

[1][3].	Term Loan Agreement:

Term Loan Credit Agreement, dated as of June 27, 2016 (as amended, restated, amended and restated or otherwise modified and/or supplemented from time to time, the “Credit Agreement”), among DYNEGY FINANCE IV, INC. (the “Borrower”), a Delaware corporation, the lenders from time to time party thereto and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent.

[2.	Assigned Interest:(3)

(1)              This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

(2)               If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively.  In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

(3)               Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

Assignor	Assignee	Aggregate Amount of Commitment/Outstanding Principal of Term Loans for all Lenders	Amount of Commitment/ Outstanding Principal of Term Loans Assigned
[Name of Assignor]	[Name of Assignee]

[Name of Assignor]	[Name of Assignee]

[4.	Assigned Interest:(4)

Class/Commitment Assigned	Aggregate Amount of Term Loans/Commitments for all Lenders	Amount of Term Loans/Commitments Assigned
Term Loans(5)	$	$

Effective Date                       ,        ,       .

Assignor[s] Information		Assignee[s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE](6)

By:	By:
Name:	Name:
Title:	Title:

(4)              Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

(5)              Shall not be less than an amount of $1,000,000 and in increments in an amount of $1,000,000 in excess thereof unless each of the Borrower and the Administrative Agent otherwise consents.

(6)              Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Consented to and Accepted:

MORGAN STANLEY SENIOR FUNDING, INC.,

        as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

DYNEGY FINANCE IV, INC.

By:
Name:
Title:

ANNEX TO EXHIBIT F

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.             Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][its] Assigned Interest, (ii) [the][its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is [an Eligible Transferee under Section 13.04(c) of the Credit Agreement]; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the][its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the][its] Assigned Interest on the basis of which it has made such analysis and decision and (v) it has attached to this Assignment any tax documentation (including without limitation the IRS Forms and any FATCA documentation, and, if applicable, a U.S. Tax Compliance Certificate as required pursuant to Section 5.04(f)(ii)(B)(c) or (d), duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the][each] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.             Payment.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][each] Assignee for amounts which have accrued from and after the Effective Date.

3.             Effect of Assignment.  Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the][each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the][each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4.             General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment.  THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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